                                                                   EXHIBIT 10.12
================================================================================


                          LOAN AND SECURITY AGREEMENT

                                by and between

                   CONVERGENT COMMUNICATIONS SERVICES, INC.

                                  as Borrower


                                      and


                    THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                as the Lenders,

                                      and

                         FOOTHILL CAPITAL CORPORATION

                                   as Agent


                          Dated as of April 18, 2000


================================================================================

                               TABLE OF CONTENTS
                               -----------------


                                                                                                                           Page(s)
                                                                                                                           -------
1.   DEFINITIONS AND CONSTRUCTION.......................................................................................      1

     1.1   Definitions..................................................................................................      1
     1.2   Accounting Terms.............................................................................................     21
     1.3   Code.........................................................................................................     21
     1.4   Construction.................................................................................................     21
     1.5   Schedules and Exhibits.......................................................................................     22
2.   LOAN AND TERMS OF PAYMENT..........................................................................................     22

     2.1   Revolving Advances...........................................................................................     22
     2.2   Letter of Credit Subfacility.................................................................................     28
     2.3   [Intentionally Omitted.].....................................................................................     32
     2.4   Payments.....................................................................................................     32
     2.5   Overadvances.................................................................................................     33
     2.6   Interest and Letter of Credit Fees:  Rates, Payments, and Calculations.......................................     33
     2.7   Collection of Accounts.......................................................................................     34
     2.8   Crediting Payments; Application of Collections...............................................................     35
     2.9   Designated Account...........................................................................................     35
     2.10   Maintenance of Loan Account; Statements of Obligations......................................................     36
     2.11   Fees........................................................................................................     36
3.   CONDITIONS; TERM OF AGREEMENT......................................................................................     37

     3.1   Conditions Precedent to Closing Date.........................................................................     37
     3.2   Conditions Precedent to the Initial Advance and Letter of Credit.............................................     39
     3.3   Conditions Precedent to all Advances and all Letters of Credit...............................................     40
     3.4   Condition Subsequent.........................................................................................     41
     3.5   Term; Automatic Renewal......................................................................................     41
     3.6   Effect of Termination........................................................................................     41
     3.7   Early Termination by Borrower................................................................................     42
     3.8   Termination Upon Event of Default............................................................................     42
4.   CREATION OF SECURITY INTEREST......................................................................................     42

     4.1   Grant of Security Interest...................................................................................     42
     4.2   Negotiable Collateral........................................................................................     43
     4.3   Collection of Accounts, General Intangibles, and Negotiable Collateral.......................................     43
     4.4   Delivery of Additional Documentation Required................................................................     43
     4.5   Power of Attorney............................................................................................     43
     4.6   Right to Inspect.............................................................................................     44
5.   REPRESENTATIONS AND WARRANTIES.....................................................................................     44

     5.1   No Encumbrances..............................................................................................     44
     5.2   Eligible Accounts............................................................................................     44


     5.3   Eligible Inventory...........................................................................................     44
     5.4   Equipment....................................................................................................     45
     5.5   Location of Inventory and Equipment..........................................................................     45
     5.6   Inventory Records............................................................................................     45
     5.7   Location of Chief Executive Office; FEIN.....................................................................     45
     5.8   Due Organization and Qualification; Subsidiaries.............................................................     45
     5.10   Litigation..................................................................................................     47
     5.11   No Material Adverse Change..................................................................................     47
     5.12   No Fraudulent Transfer......................................................................................     47
     5.13   Employee Benefits...........................................................................................     47
     5.14   Environmental Condition.....................................................................................     47
     5.15   Brokerage Fees..............................................................................................     48
     5.16   Permits and other Intellectual Property.....................................................................     48
     5.18   Outstanding Balance of Unsecured Notes......................................................................     48

6.   AFFIRMATIVE COVENANTS..............................................................................................     49

     6.1   Accounting System............................................................................................     49
     6.2   Collateral Reporting.........................................................................................     49
     6.3   Financial Statements, Reports, Certificates..................................................................     50
     6.4   Tax Returns..................................................................................................     51
     6.5   Intentionally Omitted........................................................................................     51
     6.6   Returns......................................................................................................     51
     6.7   [Intentionally Omitted.].....................................................................................     51
     6.8   Maintenance of Equipment.....................................................................................     51
     6.9   Taxes........................................................................................................     51
     6.10   Insurance...................................................................................................     52
     6.11   No Setoffs or Counterclaims.................................................................................     53
     6.12   Location of Inventory and Equipment.........................................................................     53
     6.13   Compliance with Laws........................................................................................     54
     6.14   Employee Benefits...........................................................................................     54
     6.15   Leases......................................................................................................     54
     6.16   Broker Commissions..........................................................................................     55
     6.17   Certain Notices.............................................................................................     55

7.   NEGATIVE COVENANTS.................................................................................................     55

     7.1   Indebtedness.................................................................................................     55
     7.2   Liens........................................................................................................     56
     7.3   Restrictions on Fundamental Changes..........................................................................     56
     7.4   Disposal of Assets...........................................................................................     57
     7.5   Change Name..................................................................................................     57
     7.6   Guarantee....................................................................................................     57
     7.7   Nature of Business...........................................................................................     57
     7.8   Prepayments and Amendments...................................................................................     57
     7.9   Change of Control............................................................................................     58
     7.10   Consignments................................................................................................     58
     7.11   Distributions...............................................................................................     58


     7.12   Accounting Methods...........................................................................................     59
     7.13   Investments..................................................................................................     59
     7.14   Transactions with Affiliates.................................................................................     59
     7.15   Suspension...................................................................................................     60
     7.16   Compensation.................................................................................................     60
     7.17   Use of Proceeds..............................................................................................     60
     7.18   Change in Location of Chief Executive Office; Inventory and Equipment with Bailees...........................     60
     7.19   No Prohibited Transactions Under ERISA.......................................................................     60
     7.20   Tangible Net Wroth...........................................................................................     61
     7.21   Capital Expenditures.........................................................................................     62
     7.22   Benefit Plans................................................................................................     62

8.   EVENTS OF DEFAULT...................................................................................................     62

9.   THE LENDER GROUP'S RIGHTS AND REMEDIES..............................................................................     65

     9.1   Rights and Remedies...........................................................................................     65
     9.2   Remedies Cumulative...........................................................................................     67

10.  TAXES AND EXPENSES..................................................................................................     67

11.  WAIVERS; INDEMNIFICATION............................................................................................     68

     11.1   Demand; Protest; etc.........................................................................................     68
     11.2   The Lender Group's Liability for Collateral..................................................................     68
     11.3   Indemnification..............................................................................................     68

12.  NOTICES.............................................................................................................     68

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..........................................................................     70

14.  DESTRUCTION OF BORROWER'S DOCUMENTS.................................................................................     70

15.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..........................................................................     71

     15.1   Assignments and Participations...............................................................................     71
     15.2   Successors...................................................................................................     73

16.  AMENDMENTS; WAIVERS.................................................................................................     73

     16.1   Amendments and Waivers.......................................................................................     73
     16.2   No Waivers; Cumulative Remedies..............................................................................     74

17.  AGENT; THE LENDER GROUP.............................................................................................     74

     17.1   Appointment and Authorization of Agent.......................................................................     74
     17.2   Delegation of Duties.........................................................................................     75
     17.3   Liability of Agent...........................................................................................     75
     17.4   Reliance by Agent............................................................................................     76
     17.5   Notice of Default or Event of Default........................................................................     76
     17.6   Credit Decision..............................................................................................     76
     17.7   Costs and Expenses; Indemnification..........................................................................     77

     17.8    Agent in Individual Capacity................................................................................     78
     17.9    Successor Agent.............................................................................................     78
     17.10   Withholding Tax.............................................................................................     78
     17.11   Collateral Matters..........................................................................................     80
     17.12   Restrictions on Actions by Lenders; Sharing of Payments.....................................................     81
     17.13   Agency for Perfection.......................................................................................     81
     17.14   Payments by Agent to the Lenders............................................................................     81
     17.15   Concerning the Collateral and Related Loan Documents........................................................     82
     17.16   Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders;
             Other Reports and Information...............................................................................     82
     17.17   Several Obligations; No Liability...........................................................................     83

18.   GENERAL PROVISIONS.................................................................................................     84

     18.1   Effectiveness................................................................................................     84
     18.2   Section Headings.............................................................................................     84
     18.3   Interpretation...............................................................................................     84
     18.4   Severability of Provisions...................................................................................     84
     18.5   Amendments in Writing........................................................................................     84
     18.6   Counterparts; Telefacsimile Execution........................................................................     84
     18.7   Revival and Reinstatement of Obligations.....................................................................     84
     18.8   Integration..................................................................................................     85

  SCHEDULES AND EXHIBITS
  ----------------------

Schedule C-1    Commitments
Schedule E-1    Eligible Inventory Locations
Schedule P-1    Permitted Liens
Schedule 5.8    Subsidiaries
Schedule 5.10   Litigation
Schedule 5.13   ERISA Benefit Plans
Schedule 6.12   Location of Inventory and Equipment
Schedule 7.1    Permitted Other Indebtedness
Schedule 7.14   Transactions with Affiliates

Exhibit A-1     Form of Assignment and Acceptance Agreement
Exhibit C-1     Form of Compliance Certificate
Exhibit 3.1(p)  Permitted Items and Property to Secure Indebtedness
Exhibit 3.2(e)  Required UCC Terminations, Amendments, and Releases

                               LOAN AND SECURITY AGREEMENT
                               ---------------------------


     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of April 18, 2000, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as agent for the Lenders ("Agent"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 and CONVERGENT COMMUNICATIONS SERVICES, INC., a Colorado corporation ("Borrower"), with its chief executive office located at 400 Inverness Drive South, Suite 400, Englewood, Colorado 80112.

     The parties agree as follows:

     1.  DEFINITIONS AND CONSTRUCTION.

         1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                   "Account Debtor" means any Person who is or who may become
                    --------------
obligated under, with respect to, or on account of, an Account.

                   "Accounts" means all currently existing and hereafter arising
                    --------
accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                   "Acquisition Sub" means CCSI Acquisition Corporation No. 1, a
                    ---------------
Colorado corporation.

                   "Advances" has the meaning set forth in Section 2.1(a).
                    --------                               --------------

                   "Affiliate" means, as applied to any Person, any other Person
                    ---------
who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

                   "Agent" means Foothill, solely in its capacity as agent for
                    -----
the Lenders, and shall include any successor agent.

                   "Agent Account" has the meaning set forth in Section 2.7.
                    -------------                               -----------

                   "Agent Advances" has the meaning set forth in Section 2.1(g).
                    --------------                               --------------

                   "Agent's Liens" has the meaning set forth in Section 4.1.
                    -------------                               -----------

                   "Agent-Related Persons" means Agent and any successor agent,
                    ---------------------
together with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

                   "Agreement" has the meaning set forth in the preamble hereto.
                    ---------

                   "Assignee" has the meaning set forth in Section 15.1.
                    --------                               ------------

                   "Assignment and Acceptance" has the meaning set forth in
                    -------------------------
Section 15.1 and shall be in the form of Exhibit A-1 attached hereto.

                   "Authorized Person" means any officer or other employee of
                    -----------------
Borrower.

                   "Availability" means the amount that Borrower is entitled to
                    ------------
borrow as Advances under Section 2.1, such amount being the difference derived
                         -----------
when (a) the sum of (i) the principal amount of Advances (including Agent Advances and Foothill Loans) then outstanding (including any amounts that the Lender Group may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower), plus (ii) the
                                                               ----
aggregate amount of the accounts payable of Borrower and the other Loan Parties that are not within 45 days of due date, as determined by Agent, is subtracted from (b) the least of (i) the Maximum Revolving Amount less the Letter of Credit
                                                       ----
Usage, or (ii) the Borrowing Base less the aggregate amount of all Letter of Credit Usage, or (iii) the Unsecured Notes Indebtedness Limitation less the
                                                                   ----
Letter of Credit Usage.

                   "Average Unused Portion of Maximum Revolving Amount" means,
                    --------------------------------------------------
as of any date of determination, (a) the Maximum Revolving Amount, less (b) the
                                                                   ----
sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the
                                 ----
Letter of Credit Usage during the immediately preceding month.

                   "Bankruptcy Code" means the United States Bankruptcy Code (11
                    ---------------
U.S.C. (S) 101 et seq.), as amended, and any successor statute.
               ------

                   "Benefit Plan" means a "defined benefit plan" (as defined in
                    ------------
Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                   "Books" means all of Borrower's and each other Loan Party's,
                    -----
and their respective Subsidiaries', books and records (in whatever media or form they may now or hereafter exist) including: ledgers; records indicating, summarizing, or evidencing Borrower's and each other Loan Party's, and their respective Subsidiaries', properties or assets (including the Collateral) or liabilities; all information relating to Borrower's and each other Loan Party's, and their respective Subsidiaries', business operations or financial condition; all billing software, programs, systems and source codes; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                   "Borrower" has the meaning set forth in the preamble to this
                    --------
Agreement.

                   "Borrowing" means a borrowing hereunder consisting of
                    ---------
Advances made on the same day by the Lenders to Borrower, or by Foothill in the case of a Foothill Loan, or by Agent in the case of an Agent Advance.

                   "Borrowing Base" has the meaning set forth in Section 2.1(a).
                    --------------                               --------------

                   "Business Day" means any day that is not a Saturday, Sunday,
                    ------------
or other day on which national banks are authorized or required to close.

                   "CCC" means Convergent Capital Corporation, a Colorado
                    ---
corporation.

                   "CCI" means Convergent Communications, Inc., a Colorado
                    ---
corporation.

                   "Change of Control" shall be deemed to have occurred at such
                    -----------------
time as (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than TPG (or an Affiliate of TPG which is controlled by TPG) or SCM (or an Affiliate of SCM which is controlled by SCM) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 40% of the total voting power of all classes of stock then outstanding of CCI entitled to vote in the election of directors, or (b) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than CCI becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of any voting power of any class of stock then outstanding of Borrower or CCC entitled to vote in the election of directors, or (c) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than Borrower or CCI becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of any voting power of any class of stock then outstanding of any Subsidiary of Borrower entitled to vote in the election of directors.

                   "Closing Date" means the date of the satisfaction, or waiver
                    ------------
in writing by Agent, of all of the conditions contained in Section 3.1.
                                                        -----------

                   "Code" means the California Uniform Commercial Code.
                    ----

                   "Collateral" means all of Borrower's right, title, and
                    ----------
interest in and to each of the following:

                   (a)  the Accounts,

                   (b)  the Books,

                   (c)  the General Intangibles,

                   (d)  the Inventory,

                   (e)  the Investment Property,

                   (f)  the Negotiable Collateral,

                   (g) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                   (h) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, the Books, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; provided, however, that Collateral shall not include the Excluded Property (as defined below). As used in this definition of Collateral, "Excluded Property" means Borrower's contract rights, license agreements, leases pertaining to real or personal property or other general intangibles with respect to which the granting of a security interest therein by Borrower to Agent is prohibited by applicable law or by the terms and provisions of the written agreement, document or instrument creating or evidencing such contract rights, license agreements, leases pertaining to real or personal property or other general intangibles (other than to the extent that such prohibition, or the term or provision providing for such prohibition, is rendered ineffective pursuant to Section 9318(4) of the Code or other applicable law, including the Bankruptcy Code or principles of equity); provided, however, that (i) immediately upon the
                       --------  -------
ineffectiveness, lapse or termination of any such prohibition or term or provision providing for such prohibition, the Collateral shall include, and Borrower shall be deemed to have granted a security interest to Agent in, all such contract rights, license agreements, leases pertaining to real or personal property and other general intangibles as if such prohibition, or term or provision providing for such prohibition, had never been in effect, and (ii) in no event shall "Excluded Property" under any circumstances include "accounts" (as such term is defined in the Code) or "inventory" (as such term is defined in the Code).

                   "Collateral Access Agreement" means a landlord waiver or
                    ---------------------------
consent, mortgagee waiver or consent, bailee letter, or a similar acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

                   "Collections" means all cash, checks, notes, instruments, and
                    -----------
other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                   "Commitment" means, at any time with respect to a Lender, the
                    ----------
principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 attached hereto or on the signature page of the
                ------------
Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment
                                               ------------
may be adjusted from time to time in accordance with the provisions of Section 15.1, and "Commitments" means, collectively, the aggregate amount of the
           -----------
commitments of all of the Lenders.

                   "Compliance Certificate" means a certificate substantially in
                    ----------------------
the form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to Agent.

                   "Control Agreement" means a control agreement, in form and
                    -----------------
substance reasonably satisfactory to Agent, between Borrower, Agent, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.

                   "Daily Balance" means the amount of an Obligation owed at the
                    -------------
end of a given day.

                   "deems itself insecure" means that the Person deems itself
                    ---------------------
insecure in accordance with the provisions of Section 1208 of the Code.

                   "Default" means an event, condition, or default that, with
                    -------
the giving of notice, the passage of time, or both, would be an Event of Default.

                   "Defaulting Lender" means any Lender that fails to make any
                    -----------------
Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within 1 Business Day after written demand upon it by Agent to do so.

                   "Defaulting Lenders Rate" means the Reference Rate for the
                    -----------------------
first 3 days from and after the date the relevant payment is due and, thereafter, at the interest rate then applicable to Advances.

                   "Designated Account" means account number 1018186981 of
                    ------------------
Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Agent.

                   "Designated Account Bank" means Norwest Bank Colorado, N.A.,
                    -----------------------
whose office is located at 1740 Broadway, Denver, Colorado 80274-8685, and whose ABA number is 102000076.

                   "Dilution" means, in each case based upon the experience of
                    --------
the immediately prior 180 days, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts, by (b) Borrower's Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

                   "Dilution Reserve" means, as of any date of determination, an
                    ----------------
amount sufficient to reduce the advance rate against Eligible Accounts hereunder by one percentage point for each percentage point by which Dilution is in excess of five percent (5%).

                   "Disbursement Letter" means an instructional letter executed
                    -------------------
and delivered by Borrower to Agent regarding the extensions of credit to be made on the Initial Advance Effective Date, the form and substance of which shall be satisfactory to Agent.

                   "Dollars or $" means United States dollars.
                    ------------

                   "Early Termination Premium" has the meaning set forth in
                    -------------------------
Section 3.7.
-----------
                   "Eligible Accounts" means those Accounts (net of unapplied
                    -----------------
cash, customer deposits, deferred maintenance, deferred revenue, billings pertaining to Borrower's "Enterprise Management Services", "Enterprise Network Solutions" or similar arrangements, unreconciled variances between Borrower's accounts receivable aging and Borrower's general ledger, and credits posted to Borrower's general ledger and not reflected on Borrower's accounts receivable aging) created by Borrower in the ordinary course of business, that arise out of Borrower's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower to Agent in the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects; provided, however, that standards of
                                           --------- -------
eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. Eligible Accounts shall not include the following:

                   (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or 60 days of original due date;

                   (b) Accounts owed by an Account Debtor or its Affiliates known to any Loan Party where 50% or more of all Accounts owed by that Account Debtor (or such Affiliates) are deemed ineligible under clause (a) above;

                   (c) Accounts with respect to which the Account Debtor is an employee, Subsidiary, Affiliate, or agent of Borrower;

                   (d)     Accounts that have been rebilled;

                   (e) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                   (f) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Agent;

                   (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Agent, with the Assignment of Claims Act, 31 U.S.C. (S) 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

                   (h) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, to the extent of such right, dispute or claim, as the case may be;

                   (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

                   (j) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                   (k) Accounts the collection of which Agent, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                   (l) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

                   (m) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

                   (n) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services;

                   (o) Accounts acquired by Borrower from another Person (whether in a Permitted Acquisition or otherwise) with respect to which Agent has not performed an audit the results of which are satisfactory to Agent in its sole discretion; and

                   (p) At any time during which Accounts that arise from or relate to the sale of voice or data long distance services or switching services provided through a third party (a "Third Party Provider") exceed 30% of Borrower's revenue during the immediately preceding calendar month, all such Accounts with respect to which the related Third Party Provider is not a party to a written intercreditor in favor of Agent, in form and substance satisfactory to Agent, which provides for, among other things, continuity of service by such Third Party Provider for a reasonable period of time following a default by any Loan Party under its agreements with such Third Party Provider.

                   "Eligible Inventory" means Inventory consisting of first
                    ------------------
quality finished goods held for sale in the ordinary course of Borrower's business, that are located at or in-transit between Borrower's premises identified on Schedule E-1, that strictly comply with each and all of the
              ------------
representations and warranties respecting Inventory made by Borrower to Agent in the Loan Documents, and that are and at all times continue to be acceptable to Agent in its sole discretion in all respects; provided, however, that standards
                                              --------  -------
of eligibility may be fixed and revised from time to time by Agent in Agent's sole discretion. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's current and historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

                   (a) it is not owned solely by Borrower or Borrower does not have good, valid, and marketable title thereto;

                   (b) it is not located at one of the locations set forth on Schedule E-1;

                   (c) it is not located on property owned or leased by Borrower or in a contract warehouse, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

                   (d) it is not subject to a valid and perfected first priority security interest in favor of Agent for the benefit of the Lender Group;

                   (e) it consists of goods returned or rejected by Borrower's customers or goods in transit;

                    (f) it is obsolete or slow moving, a restrictive or custom item, raw materials, work-in-process, a component that is not part of finished goods, or constitutes spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory subject to a Lien in favor of any third Person, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment or accepted on trade; and

                   (g) it is Inventory acquired in a transaction outside the ordinary course of business (whether in a Permitted Acquisition or otherwise) with respect to which Agent has not performed an audit the results of which are satisfactory to Agent in its sole discretion.

                   "Eligible Transferee" means: (a) a commercial bank organized
                    -------------------
under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $100,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $50,000,000; (d) any Affiliate (other than individuals) of a pre-existing Lender; (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower; and (f) during the continuation of an Event of Default, any other Person approved by Agent.

                   "Equipment" means all of Borrower's present and hereafter
                    ---------
acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                   "ERISA" means the Employee Retirement Income Security Act of
                    -----
1974, 29 U.S.C. (S)(S) 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                   "ERISA Affiliate" means (a) any corporation subject to ERISA
                    ---------------
whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                   "ERISA Event" means (a) a Reportable Event with respect to
                    -----------
any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

                   "Event of Default" has the meaning set forth in Section 8.
                    ----------------                               ---------

                   "Exchange Act" means the Securities Exchange Act of 1934, as
                    ------------
amended, and any successor statute thereto.

                   "FEIN" means Federal Employer Identification Number.
                    ----

                   "Foothill" means Foothill Capital Corporation, a California
                    --------
corporation.

                   "Foothill Loans" has the meaning set forth in Section 2.1(f).
                    --------------                               --------------

                   "Funding Date" means the date on which a Borrowing occurs.
                    ------------

                   "GAAP" means generally accepted accounting principles as in
                    ----
effect from time to time in the United States, consistently applied.

                   "General Intangibles" means all of Borrower's present and
                    -------------------
future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Permits, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, billing software, programs, source codes and systems (in whatever media or form they may now or hereafter exist), literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                   "Governing Documents" means, with respect to any Person, the
                    -------------------
certificate or articles of incorporation, by-laws, or other organizational or governing documents of such Person.

                   "Governmental Authority" means any nation or government, any
                    ----------------------
state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through Stock or capital ownership or otherwise, by any of the foregoing.

                   "Guaranty Agreements" means, collectively, any and all of the
                    -------------------
guaranty agreements with respect to the Obligations which are, or are to be, executed by a Guarantor in favor of Agent for the benefit of the Lender Group, as required from time to time by Agent, in form and substance satisfactory to Agent, in each case as the same may be amended, modified, restated, supplemented, increased, renewed, extended, substituted for or replaced from time to time.

                   "Guarantor" means all holding companies and parent companies
                    ---------
of Borrower, including, but not limited to CCI and all subsidiaries of CCI and all subsidiaries of Borrower, including, but not limited to, CCC and WAI, and each other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

                   "Hazardous Materials" means (a) substances that are defined
                    -------------------
or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                   "Indebtedness" means: (a) all obligations of Borrower or CCI,
                    ------------
or any of their respective Subsidiaries, for borrowed money, (b) all obligations of Borrower or CCI, or any of their respective Subsidiaries, evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower or CCI, or any of their respective Subsidiaries, under capital leases,
(d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower or CCI, or any of their respective Subsidiaries, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower or CCI, or any of their respective Subsidiaries, guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower or CCI, or any of their respective Subsidiaries) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                   "Indemnified Liabilities" has the meaning set forth in
                    -----------------------
Section 11.3.
------------

                   "Indemnified Person" has the meaning set forth in Section
                    ------------------                               -------
11.3.
----
                   "Initial Advance Effective Date" means the date of the first
                    ------------------------------
Advance made or the first Letter of Credit issued under this Agreement following the satisfaction, or waiver in writing by Agent, of all of the conditions contained in Section 3.1, all of the conditions contained in Section 3.2 and all
             -----------                                     -----------
of the conditions contained in Section 3.3.
                               -----------

                   "Insolvency Proceeding" means any proceeding commenced by or
                    ---------------------
against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                   "Intangible Assets" means, with respect to any Person, that
                    -----------------
portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                   "Intellectual Property" has the meaning ascribed thereto in
                    ---------------------
Section 5.16.
------------

                   "Inventory" means all present and future inventory in which
                    ---------
Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                   "Inventory Line Conditions" means all of the following: (I)
                    -------------------------
Agent shall have received and reviewed a current appraisal of Borrower's Inventory prepared by an appraiser acceptable to Agent in Agent's sole discretion and such appraisal shall be in form and substance acceptable to Agent, in Agent's reasonable discretion; (II) Agent shall have reviewed Borrower's accounting system and Borrower's perpetual inventory accounting system shall be acceptable to Agent, in Agent's discretion, and (III) Agent shall have received and reviewed a current audit of Borrower's perpetual inventory accounting system performed by Foothill's auditors and the results of such audit shall be acceptable to Agent, in Agent's discretion.

                   "Inventory Reserves" means reserves (determined from time to
                    ------------------
time by Agent in its discretion) for the estimated reclamation claims of unpaid sellers of Inventory sold to Borrower.

                   "Investment Property" means all of a Person's present and
                    -------------------
hereafter acquired securities, whether certified or uncertified, security entitlements, securities accounts, commodity contracts and commodity accounts, together with all "investment property" as that term is defined in Section 9115 of the Code, together with all components thereof, other than the Unsecured Notes Cash Collateral.

                   "IRC" means the Internal Revenue Code of 1986, as amended,
                    ---
and the regulations thereunder.

                   "L/C" has the meaning set forth in Section 2.2(a).
                    ---                               --------------

                   "L/C Guaranty" has the meaning set forth in Section 2.2(a).
                    ------------                               --------------

                   "Legal Requirements" means all applicable international,
                    ------------------
foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits.

                   "Lender" and "Lenders" have the respective meanings set forth
                    ------       -------
in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1
                                                             ------------
hereof.

                   "Lender Group" means, individually and collectively, each of
                    ------------
the individual Lenders and Agent.

                   "Lender Group Expenses" means all: costs or expenses
                    ---------------------
(including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group; reasonable fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC (or equivalent) searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise); customary charges paid or incurred by Agent resulting from the dishonor of checks; reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; reasonable costs and expenses paid or incurred by Agent in examining the Books; costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower (or any of its Subsidiaries party to one or more Loan Documents); and the Lender Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                   "Lender-Related Persons" means, with respect to any Lender,
                    ----------------------
such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

                   "Letter of Credit" means an L/C or an L/C Guaranty, as the
                    ----------------
context requires.

                   "Letter of Credit Usage" means the sum of (a) the undrawn
                    ----------------------
amount of Letters of Credit, plus (b) the amount of unreimbursed drawings under
                             ----
Letters of Credit.

                   "Lien" means any interest in property securing an obligation
                    ----
owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                   "Loan Account" has the meaning set forth in Section 2.10.
                    ------------                               ------------

                   "Loan Documents" means this Agreement, the Security
                    --------------
Agreements, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Intercreditor Agreements, any note or notes executed by Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

                   "Loan Party" means Borrower and each Guarantor.
                    ----------

                   "Lockbox Account" shall mean a depositary account established
                    ---------------
pursuant to one of the Lockbox Agreements.

                   "Lockbox Agreements" means those certain Lockbox Operating
                    ------------------
Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Agent, each of which is among Borrower, Agent, and one of the Lockbox Banks.

                   "Lockbox Banks" means Norwest Bank, N.A., or such other banks
                    -------------
as may be agreed to by Borrower and Foothill from time to time.

                   "Lockboxes" has the meaning set forth in Section 2.7.
                    ---------                               -----------

                   "Material Adverse Change" means (a) a material adverse change
                    -----------------------
in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and the Guarantors taken as a whole, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral, or (d) a material impairment of the priority of the Agent's Liens with respect to the Collateral.

                   "Maximum Revolving Amount" means $50,000,000.
                    ------------------------

                   "Multiemployer Plan" means a "multiemployer plan" (as defined
                    ------------------
in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                   "Negotiable Collateral" means all of a Person's present and
                    ---------------------
future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases

(wherein such Person is the lessor), chattel paper, and the Books relating to any of the foregoing, other than the Unsecured Notes Cash Collateral.

                   "Obligations" means all loans, Advances, debts, principal,
                    -----------
interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                   "Orderly Liquidation Value of Eligible Inventory" shall mean
                    -----------------------------------------------
the orderly liquidation value of Inventory which otherwise constitutes Eligible Inventory, as determined by an appraiser satisfactory to Agent, in its sole discretion, and pursuant to an appraisal satisfactory to Agent, in its reasonable discretion.

                   "Overadvance" has the meaning set forth in Section 2.5.
                    -----------                               -----------

                   "Participant" has the meaning set forth in Section 15.1(e).
                    -----------                               ---------------

                   "Pay-Off Letter" means a letter, in form and substance
                    --------------
reasonably satisfactory to Agent, from Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of Borrower.

                   "PBGC" means the Pension Benefit Guaranty Corporation as
                    ----
defined in Title IV of ERISA, or any successor thereto.

                   "Permits" of a Person shall mean all rights, franchises,
                    -------
permits, bonds, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

                   "Permitted Acquisition" means an acquisition by Borrower or
                    ---------------------
any other Loan Party of substantially all of the assets of another Person, or an acquisition by Borrower or any other Loan Party of all or substantially all of the Stock of another Person, as long as:

                   (a) no Default of Event of Default shall have occurred and be continuing or would result from the consummation of the proposed acquisition,

                   (b) the assets being acquired, or the Person whose Stock is being acquired, as the case may be, are useful in or engaged in, as applicable, the business conducted by Borrower as of the Closing Date or a business reasonably related thereto,

                   (c) Borrower shall have provided to Agent (i) written notice of the acquisition and a summary of the material terms and conditions of the acquisition at least 10 Business Days prior to the consummation of such acquisition, (ii) copies of the current drafts of the documentation pertaining to the acquisition as and when prepared, and (iii) copies of substantially final drafts of the documentation pertaining to the acquisition at least 1 Business Day prior to the date that the acquisition is consummated;

                   (d) Borrower has provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis created
                                                         --- -----
by adding the historical combined financial statements of Borrower (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed acquisition (adjusted to eliminate expense items that would not have been incurred and include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be satisfactory to Agent), Borrower would have been in compliance with each of the financial covenants in Section 7.20 hereof for the 12 months ending as of the
                       ------------
fiscal quarter ended immediately prior to the proposed date of consummation of such proposed acquisition for which there are available financial statements,

                   (e) Borrower shall have delivered to Agent any and all security agreements, guarantees, UCC-1 financing statements, fixture filings, and other documentation requested by Agent in order to include the newly acquired assets within the Collateral each duly executed by Borrower, the other Loan Parties and such other Persons formed, acquired or pertaining to such acquisition as may be required by Agent,

                   (f) no Loan Party shall incur, assume or otherwise become liable for any indebtedness or other liabilities in connection with or resulting from such acquisition which would cause or result in (i) Borrower's failure to comply with Section 7.20 on a pro-forma basis as if such Permitted Acquisition
            ------------
was consummated on the last day of the immediately preceding calendar quarter, or (ii) the creation or existence of any Lien other than a Permitted Lien; and

                   (g) immediately upon the consummation of such acquisition and after giving effect to the payment of all purchase consideration payable in connection therewith, Borrower shall have not less than $50,000,000 of Availability and unrestricted immediately available cash on hand.

                   "Permitted Liens" means (a) Liens held by Agent for the
                    ---------------
benefit of the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases,
         ------------
purchase money Liens of lessors under capital leases and purchase money Liens arising after the Closing Date solely for the acquisition of fixed assets to the extent that the acquisition or lease of the underlying asset is permitted under
Section 7.21 and so long as the Lien only attaches to the asset purchased or
------------
acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens of or resulting from any judgment or award that reasonably could not be expected to result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of any of the Agent's Liens thereon or therein for the benefit of the Lender Group, or materially interfere with the ordinary conduct of the business of Borrower, (k) Liens on fixed assets acquired by Borrower in a Permitted Acquisition securing indebtedness permitted under
Section 7.1(f), provided that such Liens (I) were not created in connection with
--------------
such Permitted Acquisition, (II) attach only to the fixed assets purchased or acquired with the proceeds of the indebtedness which were in existence prior to the consummation of the Permitted Acquisition, and (III) secure no Indebtedness other than the purchase price of such fixed assets, and (l) during only the period prior to the Initial Advance Effective Date, the Liens of Deutsche Financial Services Corporation disclosed on the UCC financing statements naming Deutsche Financial Services Corporation as secured party which are listed on
Exhibit 3.2(e) attached hereto and made a part hereof.
-------------
                   "Permitted Protest" means the right of Borrower to protest
                    -----------------
any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens in and to the Collateral.

                   "Person" means and includes natural persons, corporations,
                    ------
limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                   "Personal Property Collateral" means all Collateral other
                    ----------------------------
than the Real Property.

                   "Plan" means any employee benefit plan, program, or
                    ----
arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

                   "Pro Rata Share" means, with respect to a Lender, a fraction
                    --------------
(expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

                   "Qualifying Lease Financing Transfers" means the following
                    ------------------------------------
transfers by CCC or Borrower, as the case may be, in the ordinary course of its business for value to third party financing sources that are not an Affiliate of any Loan Party: (i) transfers by CCC of voice and data communications equipment lease agreements originated by CCC, as lessor thereunder, entered into with lessees thereunder which are not an Affiliate of any Loan Party, provided that the goods which are the subject of such lease agreements shall not constitute Eligible Inventory and that the rights to payment under such lease agreements shall not constitute Eligible Accounts, and (ii) transfers by Borrower in the ordinary course of its business of its Enterprise Management Services (f/k/a Enterprise Network Services) agreements originated by Borrower, as the service provider thereunder, with customers which are not an Affiliate of any Loan Party, provided that such agreements shall be in substantially the form which has been provided by Borrower to Agent and that the rights to payment under such agreements shall not constitute Eligible Accounts.

                   "Real Property" means any estates or interests in real
                    -------------
property now owned or hereafter acquired by Borrower.

                   "Reference Rate" means the variable rate of interest, per
                    --------------
annum, most recently announced by Wells Fargo Bank, N.A., or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                   "Renewal Date" has the meaning set forth in Section 3.5.
                    ------------                               -----------

                   "Reportable Event" means any of the events described in
                    ----------------
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                   "Required Lenders" means, at any time, Lenders whose Pro Rata
                    ----------------
Shares aggregate 51% or more of the Commitments, or, if the Commitments have been terminated irrevocably, 51% of the Obligations then outstanding.

                   "Retiree Health Plan" means an "employee welfare benefit
                    -------------------
plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

              "Revolving Facility Usage" means, as of any date of determination,
               ------------------------
the sum of (a) the aggregate amount of Advances outstanding, plus (b) the Letter
                                                             ----
of Credit Usage.

                   "SCM" means, collectively, Sandler Capital Management, a New
                    ---
York corporation.

                   "SEC" means the United States Securities and Exchange
                    ---
Commission and any successor Federal agency having similar powers.

                   "Security Agreements" means, collectively, any and all of the
                    -------------------
security agreements, guaranties, pledges, mortgages, deeds of trust, assignments, stock pledge agreements and such other agreements, documents and instruments, in form and substance satisfactory to Agent, which are, or are to be, executed by Borrower, CCI and/or any one or more of the Subsidiaries and Affiliates of either of them in favor of Agent and/or the Lenders as may be required from time to time by Agent to provide Agent for the benefit of the Lender Group with Liens upon all of the assets and properties of Borrower, CCI and each of the Subsidiaries and Affiliates of either of them and as security for the payment and performance in full of the Obligations, in each case as the same may be amended, modified, restated, supplemented, increased, renewed, extended, substituted for or replaced from time to time.

                   "Securities Account" means a "securities account" as that
                    ------------------
term is defined in Section 8501 of the Code.

                   "Series B Preferred Stock" means the Series B Senior
                    ------------------------
Cumulative Convertible Preferred Stock, no par value, of CCI.

                   "Settlement" has the meaning set forth in Section 2.1(h)(i).
                    ----------                               -----------------

                   "Settlement Date" has the meaning set forth in Section
                    ---------------                               -------
2.1(h)(i).
---------
                   "Solvent" means, with respect to any Person on a particular
                    -------
date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                   "Stock" means all shares, options, warrants, interests,
                    -----
participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                   "Stock Pledge Agreements" means, collectively, (a) a stock
                    -----------------------
pledge agreement, in form and substance satisfactory to Agent, executed by CCI in favor of Agent for the benefit of the Lenders, pursuant to which CCI grants to Agent for the benefit of the Lenders a first priority Lien and security interest in all of the shares of capital stock of Borrower and CCC, and (b) a stock pledge agreement, in form and substance satisfactory to Agent, executed by Borrower in favor of Agent for the benefit of the Lenders, pursuant to which Borrower grants to Agent for the benefit of the Lenders a first priority Lien and security interest in all of the shares of stock of WAI and all of the shares owned by Borrower of stock of Cavion Technologies, Inc., a Colorado corporation

                   "Subsidiary" of a Person means a corporation, partnership,
                    ----------
limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                   "Tangible Net Worth" means, as of any date of determination,
                    ------------------
the difference of (a) Borrower's total stockholder's equity (including for this purpose the Series B Preferred Stock, no par value, of CCI), minus (b) the sum
                                                             -----
of: (i) all Intangible Assets of Borrower, (ii) all of Borrower's prepaid expenses, and (iii) all amounts due to Borrower from Affiliates.

                   "TPG" means TPG Partners III, L.P., a Delaware limited
                    ---
partnership, T3 Partners, L.P., a Delaware limited partnership, and their respective Affiliates.

                   "Unsecured Notes" means those certain 13% unsecured notes in
                    ---------------
the aggregate original principal amount of $160,000,000 dated as of April 2, 1998, and maturing on April 1, 2008, issued under the Unsecured Notes Indenture, as amended, modified, renewed or restated from time to time.

                   "Unsecured Notes Cash Collateral" means all of CCI's right,
                    -------------------------------
title and interest in and to (i) all securities, assets and property held in or credited to account number 1180808511 of CCI maintained with Norwest Bank Colorado, N.A., whose office is located at 1740 Broadway, Denver, Colorado 80274-8685, which account contains only the portion of the cash proceeds from the initial sale of the Unsecured Notes that are restricted by the terms of the Unsecured Notes Indenture for the payment of interest on the Unsecured Notes and proceeds thereof (the "Unsecured Notes Cash Collateral Account"), (ii) any certificates or other evidence of ownership representing any property in the Unsecured Notes Cash Collateral Account and (iii) all products and proceeds of any of the foregoing, including, without limitation, all dividends, interest, principal payments, cash options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the securities and cash held in or credited to the Unsecured Notes Cash Collateral Account and any other property held in or credited thereto.

                   "Unsecured Notes Indebtedness Limitation" means at any
                    ---------------------------------------
particular date the maximum amount of Obligations which may at such time be outstanding pursuant to this Agreement that constitute "Permitted Indebtedness" (as such term is defined in the Unsecured Notes Indenture) under the Unsecured Notes Indenture and does not cause or result in a violation of the Unsecured Notes Indenture or cause or result in any holders of the Unsecured Notes (or any trustee or agent for the benefit thereof) having the right to demand repayment, repurchase, retirement or redemption thereof or any similar right with respect thereto.

                   "Unsecured Notes Indenture" means that certain Indenture
                    -------------------------
dated as of April 2, 1998 among CCI and Norwest Bank Colorado, N.A., pursuant to which the Unsecured Notes have been issued, as amended, modified, renewed or restated from time to time.

                   "Voidable Transfer" has the meaning set forth in Section
                    -----------------                               -------
15.8.
----
                   "WAI" means World Access, Inc., a Colorado corporation.
                    ---

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

         1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or any other Loan Documents, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

         1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2.  LOAN AND TERMS OF PAYMENT.

         2.1       Revolving Advances.

                   (a) Subject to the terms and conditions of this Agreement and during the term of this Agreement, each Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the least of (i) the Maximum Revolving Amount less the Letter of Credit Usage, or (ii) the Borrowing Base
                 ----
less the aggregate amount of all Letter of Credit Usage, or (iii) the Unsecured
----
Notes Indebtedness Limitation less the Letter of Credit Usage. For purposes of
                              ----
this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                        (x)  the lesser of (i) 85% of Eligible Accounts, less
                                                                         ----
         the amount, if any, of the Dilution Reserve, and (ii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 60 day period, plus

                        (y) upon and after satisfaction of all of the Inventory Line Conditions in a manner satisfactory to Agent, in its sole discretion, the least of (i) $12,000,000, (ii) 50% of the value of Eligible Inventory less the aggregate amount of the Inventory
                             ----
          Reserves, (iii) 80% of the Orderly Liquidation Value of the Eligible Inventory less the aggregate amount of the Inventory Reserves, and
                    ----
          (iv) 50% of the amount of credit availability created by clause (x)
                                                                   ----------
          above, minus

                        (z) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).
                                     --------------
The Lenders shall have no obligation to make further Advances hereunder to the extent they would cause the outstanding Revolving Facility Usage to exceed the Maximum Revolving Amount.

Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the
                                  -----------
terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                   (b) Anything to the contrary in this Section 2 notwithstanding, Agent shall have the right to establish reserves against the Borrowing Base in such amounts as Agent, in its reasonable credit judgement (from the perspective of an asset-based lender) shall deem necessary or appropriate, including reserves on account of (A) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (B) without duplication of the foregoing, past due or accrued taxes or other governmental charges, including ad valorem, personal property and other taxes which, in the reasonable determination of Agent (from the perspective of an asset-based lender), could have a priority superior to the Liens or security interests of Agent in any of the Collateral (such as ad valorem taxes or sales taxes where given a priority under applicable law), and (C) without duplication of the foregoing, amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the reasonable determination of Agent (from the perspective of an asset-based lender), could have a priority superior to the Agent's Liens (such as landlord liens) in and to such item of Collateral.

                   (c)  Procedure for Borrowing. Each Borrowing shall be made
                        -----------------------
upon Borrower's irrevocable request therefor either delivered in writing or made by telephone to Agent (which notice must be received by Agent (x) no later than 10:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date if the aggregate amount requested to be borrowed on such day by Borrower exceeds $5,000,000, and (y) no later than 10:00 a.m. (California time) on the same Business Day as the requested Funding Date if the aggregate amount requested to be borrowed on such day by Borrower is less than $5,000,000) specifying (i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be a Business Day.

                   (d) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.1(c), Agent shall elect, in its
                            --------------
discretion, (i) to have the terms of Section 2.1(e) apply to such requested
                                     --------------
Borrowing, or (ii) to request Foothill to make a Foothill Loan pursuant to the terms of Section 2.1(f) in the amount of the requested Borrowing; provided,
         --------------                                           --------
however, that if Foothill declines in its sole discretion to make a Foothill
-------
Loan pursuant to Section 2.1(f), Agent shall elect to have the terms of Section
                 --------------                                         -------
2.1(e) apply to such requested Borrowing.
-----

                   (e)  Making of Advances.
                        ------------------

                        (i) In the event that Agent shall elect to have the terms of this Section 2.1(e) apply to a requested Borrowing as described in
              --------------
Section 2.1(d), then promptly after receipt of a request for a Borrowing
--------------
pursuant to Section 2.1(c), Agent shall notify the Lenders, not later than 1:00
            --------------
p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3
                                                                 ---------
hereof, Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.1(k), Agent shall not
                                            --------------
request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the
                                  ---------
requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability of Borrower on such Funding Date.

                        (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Initial Advance Effective Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                        (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the requisite non-Defaulting Lenders and Agent shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

                   (f)  Making of Foothill Loans.
                   -----------------------------

                        (i) In the event Agent shall elect, with the consent of Foothill as a Lender, to have the terms of this Section 2.1(f) apply to a
                                                --------------
requested Borrowing as described in Section 2.1(d), Foothill as a Lender shall
                                    --------------
make an Advance in the amount of such Borrowing (any
such Advance made solely by Foothill as a Lender pursuant to this Section 2.1(f)
                                                                  --------------
being referred to as a "Foothill Loan" and such Advances being referred to collectively as "Foothill Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Foothill Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Foothill as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(k), Agent shall not request
                                       --------------
Foothill as a Lender to make, and Foothill as a Lender shall not make, any Foothill Loan if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the
                                  ---------
requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability of Borrower on such Funding Date. Foothill as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in
Section 3 have been satisfied on the Funding Date applicable thereto prior to
---------
making, in its sole discretion, any Foothill Loan.

                        (ii) The Foothill Loans shall be secured by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances pursuant to
Section 2.6 hereof.
-----------
                   (g)  Agent Advances.
                        --------------

                        (i) Subject to the limitations set forth in the proviso contained in this Section 2.1(g), Agent hereby is authorized by Borrower and the
                  --------------
Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section
                                                                        -------
3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders
-
that Agent, in its reasonable business judgment, deems necessary or desirable
(A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10
                                                                     ----------
(any of the Advances described in this Section 2.1(g) being hereinafter referred
                                       --------------
to as "Agent Advances"); provided, that the Required Lenders may at any time
                         --------
revoke Agent's authorization contained in this Section 2.1(g) to make Agent
                                               --------------
Advances, any such revocation to be in writing and to become effective upon Agent's receipt thereof.

                        (ii) Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Advances pursuant to Section 2.6 hereof.
            -----------

                   (h)  Settlement.  It is agreed that each Lender's funded
                        ----------
portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Foothill, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Foothill Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                        (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Foothill, with respect to each outstanding Foothill Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Foothill Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(e)(iii)): (y) if a Lender's
                                       -------------------
balance of the Advances, Foothill Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Foothill Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Foothill Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Foothill Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Foothill Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Foothill Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Foothill Loan or Agent Advance and, together with the portion of such Foothill Loan or Agent Advance representing Foothill's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                        (ii) In determining whether a Lender's balance of the Advances, Foothill Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Foothill Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent or Foothill with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent or Foothill to that Lender as part of such next Settlement.

                        (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Foothill Loans are outstanding, may pay over to Foothill any payments received by

Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Foothill's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Foothill's Pro Rata Share of the Advances other than to Foothill Loans or Agent Advances, as provided for in the previous sentence, Foothill shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Foothill with respect to Foothill Loans, Agent with respect to Agent Advances, and each Lender with respect to the Advances other than Foothill Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Foothill, Agent, or the Lenders, as applicable.

                   (i)  Notation.  Agent shall record on its books the principal
                        --------
amount of the Advances owing to each Lender, including the Foothill Loans owing to Foothill, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                   (j)  Lenders' Failure to Perform. All Advances (other than
                        ---------------------------
Foothill Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                   (k)  Optional Overadvances. Any contrary provision of this
                        ---------------------
Agreement notwithstanding, if the condition for borrowing under Section 3.2(d)
                                                                --------------
cannot be fulfilled, the Lenders nonetheless hereby authorize Agent or Foothill, as applicable, and Agent or Foothill, as applicable, may, but is not obligated to, knowingly and intentionally continue to make Advances (including Foothill Loans) to Borrower such failure of condition notwithstanding, so long as, at any time, (i) the outstanding Revolving Facility Usage does not exceed the Borrowing Base by more than five percent (5%) and (ii) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolving Amount. The foregoing provisions are for the sole and exclusive benefit of Agent, Foothill, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Foothill Loans, as applicable, that are made pursuant to this Section 2.1(k) shall be subject to the same terms and conditions as any
     --------------
other Advance or Foothill Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.6(c) hereof without
                                                   --------------
regard to the presence or absence of a Default or Event of Default; provided,
                                                                    --------
that the Required Lenders may, at any time during the continuance of an Event of Default or if Borrower fails to satisfy any other material lending condition, revoke Agent's authorization contained in this Section 2.1(k) to make Overadvances (except for
                                --------------
and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Agent's receipt thereof.

              In the event Agent obtains actual knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

              Each Lender shall be obligated to settle with Agent as provided in
Section 2.1(h) for the amount of such Lender's Pro Rata Share of any
--------------
unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(k), and any Overadvances
                                          --------------
resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

                   (l)  Effect of Bankruptcy.   If a case is commenced by or
                        --------------------
against Borrower under the U.S. Bankruptcy Code, or other statute providing for debtor relief, then, unless otherwise agreed by all Lenders, the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to Borrower as debtor or debtor-in-possession, or to any trustee for Borrower, nor consent to the use of cash collateral (provided that the Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

         2.2       Letter of Credit Subfacility.

                   (a)  Agreement to Cause Issuance; Amounts; Outside Expiration
                        --------------------------------------------------------
Date. Subject to the terms and conditions of this Agreement, Agent agrees to
----
issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment, indemnities, participations and/or undertakings (each such guaranty, indemnity, participation or undertaking, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue a Letter of Credit if any of the following would result:

                   (i) the sum of 100% of the aggregate amount of all Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances; or

                   (ii) the aggregate amount of all Letter of Credit Usage would exceed the lower of: (x) the Maximum Revolving Amount less the
                                                                     ----
         amount of outstanding Advances; or (y) $10,000,000; or

                   (iii) the outstanding Obligations would exceed the Maximum Revolving Amount.

Borrower expressly understands and agrees that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date or the Initial Advance Effective Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.5 (without regard to any potential renewal term) and all such
      -----------
Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If the Lender Group is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to such Advances under Section 2.6.
                                                                 -----------

                   (b)  Indemnification. Borrower hereby agrees to indemnify,
                        ---------------
save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guarantied by the Lender Group and opened to or for Borrower's account or by Agent's interpretations of any L/C issued by the Lender Group to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guarantees may require the Lender Group to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Guaranty as a result of the Lender Group's indemnification of any such issuing bank.

                   (c)  Supporting Materials. Borrower hereby authorizes and
                        --------------------
directs any bank that issues a letter of credit guaranteed by the Lender Group to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                   (d)  Compensation for Letters of Credit. Any and all charges,
                        ----------------------------------
commissions, fees, and costs incurred by Agent relating to the letters of credit guaranteed by the Lender Group shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

                   (e)  Cash Collateral.  Immediately upon the termination of
                        ---------------
this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Agent in an amount equal to 105% of the maximum amount of the Lender Group's obligations under Letters of Credit, or (ii) cause to be delivered to Agent releases of all of the Lender Group's obligations under outstanding Letters of Credit. At Agent's discretion, any proceeds of Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).
                                             -------------

                   (f)  Increased Costs. If by reason of (i) any change in any
                        ---------------
applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Agent with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                        a. any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                        b. there shall be imposed on the issuing bank or any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto; and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or the Lender Group of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or the Lender Group, then, and in any such case, the Lender Group may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Agent may specify to be necessary to compensate the issuing bank or the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.6(a) or (c)(i), as applicable. The determination by the issuing
   ------------------------
bank or Agent, as the case may be, of any amount due pursuant to this Section
                                                                      -------
2.2(f), as set forth in a certificate setting forth the calculation thereof in
------
reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                   (g)  Participations.
                        --------------

                        (1)  Purchase of Participations. Immediately upon
                             --------------------------
issuance of any Letter of Credit in accordance with this Section 2.2, each
                                                         -----------
Lender shall be deemed to have
irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                        (2)  Documentation. Upon the request of any Lender,
                             -------------
Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                        (3)  Obligations Irrevocable. The obligations of each
                             -----------------------
Lender to make payments to Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through Agent with respect to a Letter of Credit, and the obligations of Borrower to make payments to Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including any of the following circumstances:

                        (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                        (ii) the existence of any claim, setoff, defense or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower or any other Person and the beneficiary named in any Letter of Credit);

                        (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                        (v) the occurrence of any Default or Event of Default.

                        (g)   Recovery or Avoidance of Payments. In the event
                              ---------------------------------
any payment by or on behalf of Borrower received by Agent with respect to any Letter of Credit (or any guaranty by Borrower or reimbursement obligation of Borrower relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by Agent, pay to Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by Agent upon the amount required to be repaid by it.

         2.3       [Intentionally Omitted.]

         2.4       Payments.

                   (a)  Payments by Borrower.
                        --------------------

                        (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lenders at Agent's address set forth in Section 12, and shall be made in immediately available
                     ----------
funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                        (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                        (iii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                   (b) Apportionment, Application, and Reversal of Payments. Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Advances, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by Agent, shall be applied, first, to pay
                                                                  -----
any fees, or expense reimbursements then due to Agent from Borrower; second, to
                                                                     ------
pay any fees or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances (including Foothill Loans
-----
and Agent Advances); fourth, to pay or prepay principal of Foothill Loans and
                     ------
Agent Advances; fifth, ratably to pay principal of the Advances (other than
                -----
Foothill Loans and Agent Advances); sixth, to be held by Agent as cash
                                    -----
collateral in accordance
with Section 2.2(e) hereof with respect to unreimbursed obligations in respect
     --------------
of Letters of Credit; and seventh, ratably to pay any other Obligations due to Agent or any Lender by Borrower.

         2.5 Overadvances. If, at any time or for any reason, the amount of Obligations pursuant to Sections 2.1 and 2.2 is greater than either the
                           --------------------
Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an
                                              -------------------
"Overadvance"), Borrower immediately (or in the case of an Overadvance that is caused by the charging of interest, fees or Lender Group Expenses to the Loan Account, within 5 Business Days of incurring such Overadvance) shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in Section
                                                                       -------
2.4(b).
-------

         2.6 Interest and Letter of Credit Fees: Rates, Payments, and Calculations.

                   (a) Interest Rate. Except as provided in clause (c) below, all Obligations (except for the amounts undrawn under Letters of Credit) shall bear interest on the Daily Balance at a per annum rate of one percentage point above the Reference Rate.

                   (b) Letter of Credit Fee. Borrower shall pay Agent, for the ratable benefit of the Lender Group a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to 1.5% per
                                          --------------
annum times the Daily Balance of the amount of the undrawn Letters of Credit.

                   (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for the amounts undrawn under Letters of Credit) shall bear interest on the Daily Balance at a per annum rate equal to four percentage points above the Reference Rate, and
(ii) the Letter of Credit fee provided in Section 2.6(b) shall be increased to
                                          --------------
4.5% per annum times the amount of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

                   (d) Minimum Interest. In no event shall the rate of interest chargeable under Section 2.6(a) for any day be less than 8% per annum. To the
                 --------------
extent that interest accrued hereunder at the rate set forth in such section would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                   (e)  Payments.  Interest and Letter of Credit fees payable
                        --------
hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Agent, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the
                          --------------
fees and charges provided for in Section 2.11 (as and when accrued or incurred),
                                 ------------
and all installments or other payments due under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                    (f)  Computation.  The Reference Rate as of the date of this
                         -----------
Agreement is 9% per annum. In the event the Reference Rate is changed from time to time hereafter, the rate of interest provided for in Section 2.6(a) and
                                                        --------------
Section 2.6(c)(i) and (ii) automatically and immediately shall be increased or
--------------------------
decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                   (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein
                             --------  -------
to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as
                                                                  ---- -----
of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7 Collection of Accounts. Borrower shall at all times maintain lockboxes (the "Lockboxes") and, promptly after the Closing Date, (i) shall, and shall cause each of CCI and the respective Subsidiaries of Borrower and CCI to, instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower or CCI, or any of their respective Subsidiaries, as the case may be, to remit all Collections in respect thereof to such Lockboxes, and (ii) shall, and shall cause each of CCI and the respective Subsidiaries of Borrower and CCI to, deposit all other Collections received by Borrower or CCI, or any of their respective Subsidiaries, from any source immediately upon receipt into the Lockboxes. Borrower, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that all Collections and other amounts received by Borrower or CCI, or any of their respective Subsidiaries, from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower or CCI, or any of their respective Subsidiaries, without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account (a) prior to the Initial Advance Effective Date, as long as no Default or Event of Default has occurred which is continuing, shall be wired each Business Day to the Designated Account, (b) from and after the Initial Advance Effective Date, or at any time during which a Default or Event of Default has occurred which is continuing, shall be wired each Business Day into an account (the "Agent Account") maintained by Agent at a depositary selected by Agent which is a financial institution that is a member of the Federal Reserve System and has combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500,000,000 and whose senior unsecured debt is rated at least "A-1" by Standard and Poor's Ratings Corporation or "P-1" by Moody's Investors Service.

         2.8 Crediting Payments; Application of Collections. The receipt of any Collections by Agent (whether from transfers to Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1,
                                                                  -----------
but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Agent shall be entitled to charge Borrower for one Business Day of 'clearance' or 'float' at the rate set forth in
Section 2.6(a) or Section 2.6(c)(i), as applicable, on all Collections that are
--------------    -----------------
received by Borrower, CCI or any other Loan Party, or any of their respective Subsidiaries, or Agent (regardless of whether forwarded by the Lockbox Banks to Agent, whether provisionally applied to reduce the Obligations under Section
                                                                     -------
2.1, whether wire transferred or otherwise paid to the Agent Account, or
---
otherwise). This across-the-board one Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower, CCI, any other Loan Party, or any of their respective Subsidiaries, or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging one Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Agent Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. Anything contained herein to the contrary notwithstanding, the economic benefit of the one Business Day clearance or float charge provided for in this Section 2.8 is
                                                                -----------
not for the ratable benefit of the Lenders, but instead shall be for the sole and separate account of Agent.

         2.9 Designated Account. Agent, Foothill, and the Lenders are authorized to make the Advances and the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e).
                                                                --------------
Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent, Foothill or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance requested by Borrower and made hereunder shall be made to the Designated Account. If as the result of the receipt of any Collections into the Agent Account a credit balance exists in the Loan Account, such credit balance shall not receive interest in favor of Borrower, but shall be returned to Borrower prior to the Initial Advance Effective Date, and thereafter as long as no Default or Event of Default has occurred which is continuing, as follows: (i) a credit balance in the Loan Account which results from a Collection received into the Agent Account on a Business Day on or before 11:00 a.m. California time shall be forwarded to the Designated Account on the same Business Day as received; and (ii) a credit balance in the Loan Account which results from a Collection received into the Agent Account on a non-Business Day or after 11:00 a.m. California time on a Business Day shall be forwarded to the Designated Account on the immediately following Business Day.

         2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Agent, Foothill, or the Lenders to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with
                             -----------
all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent Account from any Lockbox Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

         2.11 Fees. Borrower shall pay to Agent for the ratable benefit of the Lender Group (except as otherwise indicated) the following fees:

                   (a) Closing Fee. On the Closing Date, a closing fee of $375,000 less the $187,500 commitment fee heretofore paid by Borrower or CCI to Foothill pursuant to that certain letter agreement dated as of on or about March 21, 2000, by and among Foothill, CCI and Borrower;

                   (b) Unused Line Fee. On the first day of each month after the Closing Date during the term of this Agreement, an unused line fee in an amount equal to one quarter of one percent (0.25%) per annum times the Average Unused Portion of the Maximum Revolving Amount.

                   (c) Loan Servicing Fee. On the first day of each month after the Closing Date during the term of this Agreement, a loan servicing fee in an amount equal to $7,500 per month, which amount shall be fully earned and nonrefundable and be payable in arrears on the first day of each month;

                   (d) Financial Examination, Documentation, and Appraisal Fees. Agent's customary fee of $750 per day per examiner, plus Agent's reasonable out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Agent; Agent's customary one-time electronic reporting setup fee of $3,000, plus Agent's out-of-pocket expenses relating thereto; the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral. Unless a Default has occurred, the number of audits and appraisals per calendar year for which Borrower shall be responsible for paying of the above described appraisal fees and out-of-pocket expenses of Agent shall not exceed four.

     3.  CONDITIONS; TERM OF AGREEMENT.

         3.1 Conditions Precedent to Closing Date. The Closing Date is subject to the fulfillment, to the satisfaction of Agent and its counsel, of each of the following conditions on or before April 28, 2000 (or such earlier date as may be specified below):

                   (a) Agent shall have received all financing statements and fixture filings required by Agent, duly executed by Borrower and each of the other Loan Parties;

                   (b) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                   i.     the Lockbox Agreements;

                   ii. the Pay-Off Letters executed by each of Goldman Sachs Credit Partners, L.P., and its Affiliates under which such Persons are obligated to deliver to Agent UCC termination statements and other documentation evidencing the termination by each of them of its respective Liens in and to the properties and assets of Borrower and the other Loan Parties;

                   iii.   the Guaranty Agreements;

                   iv.    the Stock Pledge Agreements;

                   v.     the Security Agreements; and

                   vi. such other documents as shall be required by Agent;

                   (c) Agent shall have received a certificate from the Secretary of Borrower and each other Loan Party attesting to the resolutions of Borrower's and each other Loan Party's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party and authorizing specific officers of it to execute the same;

                   (d) Agent shall have received copies of Borrower's and each other Loan Party's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower and each other Loan Party, as the case may be;

                   (e) Agent shall have received a certificate of status with respect to Borrower and each other Loan Party, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower and each other Loan Party, which certificate shall indicate that Borrower and each other Loan Party is in good standing in such jurisdiction;

                   (f) Agent shall have received certificates of status with respect to Borrower and each other Loan Party, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower and each other Loan Party is in good standing in such jurisdictions;

                   (g)  [Intentionally omitted];

                   (h) Agent shall have received an opinion of Borrower's counsel and each Guarantor's counsel in form and substance satisfactory to Agent in its sole discretion;

                   (i) Borrower or CCI shall have not less than $125,000,000 of Availability and unrestricted immediately available cash on hand after making the payments described in Section 7.17(a) and the $187,500 due on the Closing
                          ---------------
Date pursuant to Section 2.11(a), as determined by Agent;
                 ---------------

                   (j) Agent shall have received and reviewed (i) Borrower's consolidated December 31, 1999 financial statements prepared by Borrower's accountants which they are prepared to issue as audited provided that such financial statements would be subject to a going concern qualification, and the results of such review shall be satisfactory to Agent, and (ii) Borrower's consolidated February 29, 2000 financial statements prepared by Borrower's management, and the results of such review shall be satisfactory to Agent, in its sole discretion;

                    (k) Agent shall have completed its legal due diligence, including a review of material contracts (including the indentures with respect to all material debt), and the results thereof shall be satisfactory to Agent, in its sole discretion;

                   (l) there shall have been no material adverse change in the business, operations, assets, financial condition or prospects of Borrower and guarantors since December 31, 1999 which is not set forth in Borrower's business plan and financial projections dated as of February 15, 2000 which Borrower delivered to Agent prior to March 21, 2000;

                   (m) at least $150,000,000 of additional equity capital shall have been contributed to Borrower or CCI, on terms and conditions and pursuant to documentation mutually acceptable to Borrower and Agent;

                   (n) Agent and counsel to Agent shall have received and reviewed all documentation relating to the Unsecured Notes, including, without limitation, the Unsecured Notes Indenture, and all of such documentation, and the terms and provisions of such documentation, including, without limitation, the Unsecured Notes and the Unsecured Notes Indenture, shall be acceptable to Agent and its counsel;

                   (o) Agent shall have received payment in full in immediately available funds of all amounts due on the Closing Date pursuant to Section
                                                                   -------
2.11(a);
-------

                   (p) Agent shall have received evidence satisfactory to Agent in its sole discretion that the Lien securing any and all present or future Indebtedness or obligations of any Loan Party to Cisco Systems, Inc., Cisco Systems Capital Corporation or any of their respective Affiliates is limited to the specific items and property described on Exhibit 3.1(p) attached hereto and
                                             --------------
made a part hereof, and that all security agreements pertaining to such Indebtedness or other obligations shall have been amended to provide that such Lien is so limited;

                   (q) Agent shall have received the original stock certificates evidencing all shares of stock of Cavion Technologies, Inc. owned or controlled by any Loan Party, together with stock powers covering such shares duly executed in blank by each Loan Party which owns or controls any such shares; and

                   (r) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel.

         3.2 Conditions Precedent to the Initial Advance and Letter of Credit. The obligation of the Lender Group (or any member thereof) to make the initial Advance or to issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of Agent and its counsel, of each of the following conditions on or before the Initial Advance Effective Date (or such earlier date as may be specified below):

                   (a) Agent shall have received searches reflecting the filing of all financing statements and fixture filings of Borrower and the other Loan Parties required by Agent;

                   (b) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

              i.    the Disbursement Letter;

              ii. the Pay-Off Letter of Deutsche Financial Services Corporation and its Affiliates, together with UCC termination statements and other documentation evidencing the termination by such Persons of their respective Liens in and to the properties and assets of Borrower and the other Loan Parties; and

              iii.  an estoppel letter of Norwest Bank Colorado, N.A.
                    in favor of Agent for the benefit of the Lender Group, pursuant to which such bank agrees that it has no present or future Lien on the Collateral other than specifically identified deposit accounts at such bank which are consented to by Agent;

                    (c) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the
                                                           ------------
form and substance of which shall be satisfactory to Agent and its counsel;

                    (d) Agent shall have received satisfactory evidence that all tax returns required to be filed by Borrower and each other Loan Party have been timely filed and all taxes upon Borrower and each other Loan Party, or its respective properties, assets, income, and franchises (including real property taxes and payroll taxes), have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                   (e) Agent shall have received UCC terminations, UCC amendments, UCC releases and other documentation evidencing the termination, amendment and release, as the case may be, of all UCC financing statements and other documents which disclose a Lien on any of the Collateral other than a Permitted Lien as are requested by Agent, including those listed on Exhibit
                                                                    -------
3.2(e) attached hereto and made a part hereof;
------
                   (f) Agent shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Agent may require; and

                   (g) Agent shall have received and reviewed a current audit of Borrower performed recently by Foothill's auditors, the results of such audit shall be acceptable to Agent, in Agent's discretion, and Agent shall have received from Borrower since the date of such audit current collateral reporting acceptable to Agent, in Agent's reasonable discretion.

         3.3 Conditions Precedent to all Advances and all Letters of Credit. The following shall be conditions precedent to all Advances and all Letters of Credit hereunder:

                   (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                   (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                   (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Agent, the Lender Group, or any of their Affiliates; and

                   (d) the amount of the Revolving Facility Usage, after giving effect to the requested Advance or Letter of Credit, shall not exceed the Availability.

The foregoing conditions precedent are not conditions to each Lender (i) participating in or reimbursing Agent for such Lenders' Pro Rata Share of any drawings under Letters of Credit as provided herein, or (ii) participating in or reimbursing Foothill or the Agent for such Lenders' Pro Rata Share of any Foothill Loan or Agent Advance as provided herein.

         3.4 Condition Subsequent. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                   (a) within 30 days of the Closing Date, deliver to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall
                            ------------
be satisfactory to Agent and its counsel; and

                   (b) within 10 days of the Closing Date, deliver to Agent UCC amendments and other documentation evidencing the amendment of each UCC financing statement and other instrument disclosing a Lien of Cisco Systems, Inc., Cisco Systems Capital Corporation, and any of its respective Affiliates, to limit the Lien disclosed thereby to the specific items and property described on Exhibit 3.1(p) attached hereto and made a part hereof.
   --------------

         3.5       Term; Automatic Renewal.

                   (a) This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is three (3) years from the Closing Date and automatically shall be renewed for successive one year periods thereafter, unless sooner terminated pursuant to the terms hereof.

                   (b) Either party may terminate this Agreement effective on the Renewal Date or on any one year anniversary of the Renewal Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, the Lender Group shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.6       Effect of Termination.

                   (a) On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder or under the other Loan Documents, and Agent's continuing security interests in the Collateral, for the benefit of the Lender Group, shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated.

                   (b) If Borrower has sent a notice of termination pursuant to the provisions of Section 3.5, but fails to pay the Obligations in full on the
                  -----------
date set forth in said notice,
then the Lender Group may, but shall not be required to, renew this Agreement for an additional term of one year.

         3.7       Early Termination by Borrower. The provisions of Section 3.5
                                                                    -----------
that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the ratable benefit of the Lender Group, in cash, the Obligations (including an amount equal to 105% of the undrawn amount of the Letters of Credit except for such Letters of Credit as are replaced or guaranteed in full by financial institutions acceptable to Agent pursuant to documentation acceptable to Agent), in full, together with a premium (the "Early Termination Premium") equal to (a) if the termination occurs on or before the first anniversary of the Closing Date, an amount equal to three percent (3%) of the Maximum Revolving Amount, (b) if the termination occurs after the first anniversary of the Closing Date, but on or before the second anniversary of the Closing Date, an amount equal to one and one-half percent (1.50%), and (c) if the termination occurs after the second anniversary of the Closing Date (other than during the 30 day period immediately preceding the Renewal Date) an amount equal to one-half of one percent (0.50%) of the Maximum Revolving Amount.

         3.8 Termination Upon Event of Default. If the Lender Group terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, Borrower shall pay to Agent, for the ratable benefit of the Lender Group, upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by the Lender Group as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.8 shall
                                                             -----------
be deemed included in the Obligations.

     4.  CREATION OF SECURITY INTEREST.

         4.1       Grant of Security Interest.    Borrower hereby grants to
Agent, for the benefit of the Lender Group, continuing Liens on all right, title, and interest of Borrower in and to all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents (the "Agent's Liens"). The Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of the Lender Group or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business, the use of Equipment in the ordinary course of business and dispositions of Equipment that is obsolete or no longer useful in any Loan Party's business to the extent permitted in Section 7.4 and other dispositions permitted under
                        -----------
Section 7.4 hereof, Borrower has no authority, express or implied, to dispose of
-----------
any item or portion of the Collateral. Subject to Section 2.4(b), the secured
                                                  --------------
claims of the Lender Group secured by the Collateral shall be of equal priority, and ratable according to the respective Obligations due each member of the Lender Group.

         4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower promptly shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

         4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time, Agent or Agent's designee may at any time after the occurrence of an Event of Default which is continuing (a) notify customers or Account Debtors that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group, or that Agent, for the benefit of the Lender Group, has a security interest therein and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by Borrower.

         4.4 Delivery of Additional Documentation Required. At any time upon the request of Agent, Borrower shall execute and deliver to Agent all financing statements, collateral assignments, continuation financing statements, fixture filings, security agreements, pledges, assignments, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the Agent's Liens on the Collateral (whether now owned or hereafter arising or acquired), and in order to consummate fully all of the transactions contemplated hereby and under the other the Loan Documents; provided, however, that until such time as Agent or the Lenders have accelerated all or any part of the Obligations following the occurrence of an Event of Default, Borrower shall not be required to obtain any Control Agreements for the benefit of Agent or perfect Agent's Liens on any deposit account (other than with respect to the Lockbox Accounts and other deposit accounts and/or Securities Accounts which may contain proceeds of Collateral).

         4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the
                       -----------
documents described in Section 4.4, (b) at any time that an Event of Default has
                       -----------
occurred and is continuing or Agent deems itself insecure, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts (with respect to such requests sent prior to the occurrence of an Event of Default, such requests shall be styled in the name of either Borrower or another Person other than Agent) (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Groups' obligations to extend credit hereunder are terminated.

         4.6 Right to Inspect. Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; provided, however, that prior to the occurrence on an Event of Default that is continuing, such right shall be exercisable only during ordinary business hours.

     5.  REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or Letter of Credit made thereafter, as though made on and as of the date of the making of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 No Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

         5.2 Eligible Accounts. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation, except for ordinary product and service warranty claims in the ordinary cause of business which have not been asserted by the Account Debtor thereunder and contract terminations in the ordinary course of business which have not been asserted by the Account Debtor thereunder. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

         5.3 Eligible Inventory. All Eligible Inventory, other than Inventory manufactured or assembled by Persons that are not a Loan Party, is of good and merchantable quality, free from defects. To the best of Borrower's knowledge, all Eligible Inventory manufactured or assembled by Persons that are not a Loan Party is of good and merchantable quality, free from defects.

         5.4 Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

         5.5 Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 6.12 or otherwise permitted by Section 6.12.
   ------------

         5.6 Inventory Records. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

         5.7 Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 84-1387594. The chief executive office of each of CCI, CCC, and WAI, is located at the same location as Borrower's address indicated in the preamble to this Agreement, CCI's FEIN is 84-1337265, CCC's FEIN is 84-1437158, and WAI's FEIN is 84-1301579.

         5.8       Due Organization and Qualification; Subsidiaries.

                   (a) Borrower and each other Loan Party is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to constitute a Material Adverse Change.

                   (b)  Set forth on Schedule 5.8, is a complete and accurate
                                     ------------
description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and the number of such shares that are held in Borrower's treasury. All such outstanding shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Other than as described on Schedule 5.8, there are no subscriptions, options, warrants, or
             ------------
calls relating to any shares of Borrower's or any of its Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 5.8, neither
                                                     ------------
Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                   (c)  Set forth on Schedule 5.8, is a complete and accurate
                                     ------------
list of Borrower's and each other Loan Party's direct and indirect Subsidiaries, as of the Closing Date, showing: (i) the jurisdiction of their incorporation;
(ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower and such Loan Party, as the case may be. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                   (d)  Except as set forth on Schedule 5.8, no capital Stock
                                               ------------
(or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital Stock) of any direct or indirect Subsidiary of Borrower or any of its Subsidiaries is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

         5.9       Due Authorization; No Conflict.

                   (a) The execution, delivery, and performance by Borrower and each other Loan Party of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                   (b) The execution, delivery, and performance by Borrower and each other Loan Party of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower or such Loan Party, the Governing Documents of Borrower or such Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower or such Loan Party, as the case may be, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower or such Loan Party, as the case may be,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower or such Loan Party, as the case may be, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower or such Loan Party, as the case may be.

                   (c) Other than the taking of any action expressly required under this Agreement and the Loan Documents, the execution, delivery, and performance by Borrower and each other Loan Party of this Agreement and the Loan Documents to which it is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                   (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                   (e) The Agent's Liens granted by Borrower and/or other Loan Parties to Agent, for the benefit of the Lender Group, in and to its properties and assets pursuant to this

Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens and except with respect to deposit accounts other than the Lockbox Accounts and other deposit accounts which may contain proceeds of Collateral.

         5.10 Litigation. There are no actions or proceedings pending by or against Borrower or any Loan Party before any court or administrative agency and neither Borrower nor any other Loan Party has knowledge or belief of any pending or threatened litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, any other Loan Party or any guarantor of the Ob ligations, except for: (a) ongoing collection matters in which Borrower or such other Loan Party is the plaintiff; (b) matters disclosed on Schedule 5.10; and (c) matters arising after the date hereof which reasonably
   -------------
could not be expected to result in a Material Adverse Change.

         5.11 No Material Adverse Change. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

         5.12      No Fraudulent Transfer.

                   (a)  Borrower is Solvent.

                   (b) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

         5.13 Employee Benefits. None of Borrower, any of its Subsidiaries, any other Loan Party, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of
                                                -------------
its Subsidiaries, each other Loan Party and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any other Loan Party, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability in excess of $1,000,000 individually or in the aggregate with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

         5.14 Environmental Condition. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Except for matters arising after the Closing Date which reasonably could not be expected to result in a Material Adverse Change, Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 Brokerage Fees. No brokerage commission or finders fees has or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement, and Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement. Agent acknowledges that Agent has not hired any broker that would be entitled to any brokerage commission or finders fee in connection with the transactions contemplated herein.

         5.16 Permits and other Intellectual Property. Borrower and each other Loan Party owns or possesses adequate licenses or other rights to use all Permits, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, the "Intellectual Property") that are necessary for the operation of its business as currently conducted. Except for matters arising after the Closing Date which reasonably could not be expected to result in a Material Adverse Change, no claim is pending or threatened to the effect that Borrower or any other Loan Party infringes upon, or conflicts with, the asserted rights of any other Person under any Intellectual Property, and to the best of Borrower's knowledge there is no basis for any such claim (whether pending or threatened). No claim is pending or threatened to the effect that any material Intellectual Property owned or licensed by Borrower, or in which Borrower otherwise has the right to use is invalid or unenforceable by Borrower, and to the best of Borrower's knowledge there is not basis for any such claim (whether or not pending or threatened).

         5.17 Outstanding Balance of Unsecured Notes. The outstanding balance owing under the Unsecured Notes and the Unsecured Notes Indenture is a total of $160,000,000 plus interest which has accrued thereon since October 15, 1999 at the rate of 13% per year.

         5.18 Filing of Tax Returns and Payment of Taxes. Borrower and each other Loan Party has timely filed all tax returns required of it and all taxes upon Borrower and each other Loan Party, or its respective properties, assets, income, and franchises (including real property taxes and payroll taxes), have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest.

Borrower may, at any time and from time to time and subject to Section 6.12,
                                                               ------------
amend any one or more of the Schedules referred to in this Section 5 to provide
                                                           ---------
supplemental information that is acceptable to Agent, and any representation or warranty contained herein which refers to any such Schedule shall, from and after the date of any such amendment, refer to such Schedule as so amended; provided, however, that in no event may Borrower amend any such Schedule if such amendment would reflect or evidence a Default or Event of Default; provided further, however, that no amendment to a Schedule shall cure any misrepresentation prior thereto, nor shall it in any way affect or limit Agent's or any Lender's rights and remedies with respect to any Default or Event of Default disclosed thereby or resulting from such misrepresentation.

     6.  AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall, and shall cause each Loan Party to, do all of the following:

         6.1 Accounting System. Maintain a standard and modern system of accounting that enables Borrower and each Loan Party to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Agent. Borrower and each Loan Party also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

         6.2       Collateral Reporting.

                   (a) Provide Agent, on a weekly basis, Collections reports specifying Borrower's, CCI's and each other Loan Party's, and each of their respective Subsidiaries', Collections for the immediately preceding calendar week; and

                   (b) From and after the Initial Advance Effective Date, provide Agent with the following documents at the following times in form satisfactory to Agent: (i) on each Business Day, or less frequently if agreed to by Agent, a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Eligible Accounts component of the Borrowing Base as of such date, (ii) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, (A) a detailed calculation of the Borrowing Base as of the last day of the immediately preceding month, (B) a detailed aging, by total, of the Accounts as of the last day of the immediately preceding month, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, and (C) a detailed calculation of the Unsecured Notes Indebtedness Limitation, (iii) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, a summary aging, by vendor, of Borrower's accounts payable and any book overdraft as of the last day of the immediately preceding month, (iv) on a monthly basis, Inventory reports specifying Borrower's cost and the wholesale market value of its Inventory by category, with additional detail showing additions to and deletions from the Inventory,
(v) upon reasonable request by Agent, notice of all outstanding returns, disputes, or claims, (vi) upon reasonable request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders and invoices, (vii) on a quarterly basis, a detailed list of Borrower's customers, (viii) on a monthly basis, a calculation of the Dilution for the prior month; and (ix) such electronic data or other reports as to the Collateral or the financial condition of Borrower as Agent may reasonably request from time to time.

         6.3 Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender: (a) as soon as available, but in any event within 30 days after the end of each month during each of CCI's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering CCI's operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of CCI's fiscal years, financial statements of CCI and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

              Together with the above, Borrower also shall deliver to Agent, with copies to each Lender, CCI's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by CCI with the SEC, if any, as soon as the same are filed, or any other information that is provided by CCI to its shareholders, and any other report reasonably requested by the Lender Group relating to the financial condition of Borrower or any other Loan Party.

              Each month, together with the financial statements provided pursuant to Section 6.3(a), Borrower shall deliver to Agent, with copies to each
            --------------
Lender, a certificate signed by its chief financial officer to the effect that:
(i) all financial statements delivered or caused to be delivered to any one or more members of the Lender Group hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of CCI, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to
                                                             ------------
be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate
             ------------
to Agent there does not exist, to the knowledge of such officer, any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

              Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Agent and to release to Agent whatever financial information concerning Borrower that Agent may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Agent, at Borrower's expense, copies of Borrower's financial statements, papers related thereto (except that audit workpapers shall not be required to be delivered unless there has occurred an Event of Default which is continuing), and other accounting records of any nature in their possession, and to disclose to Agent any information they may have regarding Borrower's business affairs and financial conditions.

         6.4 Tax Returns. Deliver to Agent copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

         6.5       [Intentionally Omitted].

         6.6 Returns. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

         6.7       [Intentionally Omitted.]

         6.8 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

         6.9       Taxes.

                   (a) Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property or assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien) shall be the subject of a Permitted Protest.

                   (b) Make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law (except for items subject to a Permitted Protest), and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto.

                   (c) Make timely payment or deposit of all payroll taxes, excise taxes, withholding taxes and third-party collection taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits.

         6.10      Insurance.

                   (a) At its expense, keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other special perils, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                   (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Inventory and Equipment, and each location of the Loan Parties, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, and other risks from time to time included under "special perils coverage" policies, in such amounts as Agent may require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies,
(ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each of the Loan Parties' locations, in an amount of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate; and (iii) insurance for such other risks as Agent may require.

                   (c)  [Intentionally Omitted.]

                   (d) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All insurance required herein shall be written by companies which have a Best's rating of A for capital and X for financial stability. All hazard insurance and such other insurance as Agent shall specify, shall contain a Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Agent, showing Agent as sole loss payee thereof as to all of the Collateral covered thereby, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the
                              ------------
insurer that it will not cancel such policy except after 10 days prior written notice to Agent if cancellation is for nonpayment of premium and 30 days prior written notice to Agent if the cancellation is for any other reason, and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Lender Group pursuant to the Security Documents upon the happening of an Event of Default, or (iii) any change in title or ownership of the Collateral. Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                   (e) Original policies or certificates thereof satisfactory to Agent evidencing such insurance shall be delivered to Agent prior to the expiration of the existing or preceding policies. Borrower shall give Agent prompt notice of any loss covered by such insurance which exceeds $100,000 individually or collectively with all other related losses. Prior to the occurrence of an Event of Default which is continuing, Borrower shall have the right to adjust any loss which, (i) individually or collectively with all other related losses, is less than $100,000, (ii) is a property loss to Equipment, or
(iii) is a loss covered under Borrower's liability insurance policies. Except for property losses to Equipment and losses covered under Borrower's liability insurance policies, Agent shall have the exclusive right to adjust (A) any loss which, individually or collectively with all other related losses, is $100,000 or greater, and (B) any loss from and after the occurrence of an Event of Default which is continuing, in each case without any liability to Borrower whatsoever in respect of such adjustments. Borrower shall be permitted to discuss proposed adjustments of losses with its insurance carriers; provided, however, that (I) Borrower shall not have the authority to agree to or settle without Agent's prior written approval any loss which Agent has the exclusive right to adjust hereunder, and (II) Agent reserves the right to adjust such losses independently of Borrower at any time. Any monies received as payment for any loss of or affecting any Collateral under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent for deposit into the Agent Account to be applied, subject to the terms of the last sentence of
Section 2.9, to the Obligations in such order or manner as Agent may elect.
-----------

         (f) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Agent is included thereon as named insured with the loss payable to Agent under a standard 438BFU (NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

         6.11 No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

         6.12 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however,
                                              -------------  --------  -------
that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary or advisable to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement.

         6.13 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

         6.14      Employee Benefits.

                   (a) Cause to be delivered to Agent: (i) promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                   (b) Cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

         6.15 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

         6.16 Broker Commissions. Pay any and all brokerage commission or finders fees incurred or payable in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement.

         6.17 Certain Notices. Promptly, and in any event within 10 Business Days, immediately after Borrower or any other Loan Party becoming aware thereof, notify Agent of (i) any actions or proceedings pending or threatened by or against Borrower or any other Loan Party before any court or administrative agency and any pending or threatened litigation, governmental investigation, or claims, complaints, actions or projections involving Borrower or any other Loan Party, (ii) Borrower's, or any other Loan Party's receipt of any summons, citation, notice or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or any other Loan Party resulting in the releasing or disposing of Hazardous Materials and (iii) any claim pending or threatened to the effect that Borrower or any other Loan Party infringes upon, or conflicts with, the asserted rights of any other Person under any Intellectual Property, which in any such case reasonably could be expected to result in a Material Adverse Change.

     7.  NEGATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not, and will not permit any Loan Party to, do any of the following without the Required Lenders' prior written consent:

         7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                   (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

                   (b)  Indebtedness set forth on Schedule 7.1;
                                                 ------------

                   (c)  Indebtedness secured by Permitted Liens;

                   (d) Indebtedness of Borrower to any of its Subsidiaries and of any Subsidiary of Borrower to Borrower;

                   (e) Indebtedness of Borrower to any Loan Party and of any Loan Party to Borrower, provided that at all times during which such Indebtedness is outstanding Borrower has not less than $50,000,000 of Availability and unrestricted immediately available cash on hand and the Loan Party incurring such Indebtedness is Solvent at the time that the same is incurred and after giving effect thereto;

                   (f) Indebtedness of a Loan Party assumed by such Loan Party in a Permitted Acquisition from the Person the subject of the Permitted Acquisition, provided that such indebtedness existed at the time of the Permitted Acquisition and was not created in contemplation of such Permitted Acquisition;

                   (g) unsecured Indebtedness of CCI which is not guaranteed or secured by any other Loan Party or assets thereof, in an aggregate amount which does not exceed $10,000,000 outstanding at any time;

                   (h) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c), (d), (e), (f) and (g) of this Section 7.1 (and
                                                                -----------
continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower,
(ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness.

         7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(h) and so long as the replacement Liens only encumber those assets
--------------
or property that secured the original Indebtedness).

         7.3       Restrictions on Fundamental Changes.

                  (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital Stock, except for (i) a merger into Borrower of one or more of the other Loan Parties, provided that Borrower is the sole surviving entity and (ii) mergers of Persons the subject of a Permitted Acquisition into Acquisition Sub or Subsidiaries of CCI which are newly-formed for the purpose of consummating such Permitted Acquisition.

                   (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                   (c) Convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets, except for (i) transfers to Borrower of property or assets by one or more of the other Loan Parties, (ii) sales of Inventory to buyers in the ordinary course of business as currently conducted and (iii) Qualifying Lease Financing Transfers.

         7.4 Disposal of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets other than (a) sales of Inventory to buyers in the ordinary course of Borrower's business, (b) sales of Equipment in the ordinary course of Borrower's business that is obsolete or no longer useful in any Loan Party's business, (c) Qualifying Lease Financing Transfers and (d) as long as no Default or Event of Default has occurred which is continuing, sales of shares of Stock of Cavion Technologies, Inc.

         7.5 Change Name. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

         7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any Person except (i) by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent, and (ii) pursuant to the Guaranty Agreements.

         7.7 Nature of Business. Make any change in the principal nature of Borrower's business.

         7.8       Prepayments and Amendments.

                  (a)   Except in connection with a refinancing permitted by
Section 7.1(h) to the extent permitted therein, prepay, redeem, retire, defease,
--------------
purchase, or otherwise acquire any Indebtedness owing to any Person (including, but not limited to, the Unsecured Notes), prior to the original scheduled maturity date thereof, other than the Obligations in accordance with this Agreement, or

                   (b)  Except in connection with a refinancing permitted by
Section 7.1(h) to the extent permitted therein, directly or indirectly, amend,
--------------
modify, alter, increase, or change any of the terms or conditions of (i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (d), (e), (f) or
                                        -----------------------------------
(g) in any manner which creates collateral security for such Indebtedness or
---
expands or provides additional collateral security for such Indebtedness, or if it results in, or reasonably could be executed to result in, a Material Adverse Change, without the prior written consent of Agent, which shall not be withheld unreasonably (except that (A) purchase money financing documentation may be modified to include purchase money Liens on Equipment acquired with the proceeds of such financing, (B) prior to the Initial Advance Effective Date, the purchase money Inventory financing documentation with Deutsche Financial Services Corporation may be modified to include purchase money Liens on Inventory acquired with the proceeds of such financing, and (C) prior to the occurrence of an Event of Default which is continuing, the documentation evidencing the Qualifying Lease Financing Transfers may be modified to include Liens on the leases purchased by the transferees of such leases thereunder (except that this
Section 7.8(b) shall not prohibit the creation of Indebtedness permitted
--------------
under Section 7.1 and shall not prohibit the creation of Permitted Liens
      -----------
permitted under Section 7.2), or (ii) the Unsecured Notes or the Unsecured
                -----------
Notes Indenture, or any agreement, instrument or document pertaining to any of them.

         7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital Stock) on, or purchase, acquire, redeem, or retire any of Loan Party's capital Stock, of any class, whether now or hereafter outstanding; except that:

                   (a) any Subsidiary of Borrower may make distributions or pay dividends to Borrower;

                   (b) CCI may repurchase capital Stock of CCI solely in connection with cashless exercises of options, warrants and other convertible securities,

                   (c) provided that there has not occurred a Default or Event of Default which is continuing, and no Default or Event of Default would exist after giving effect thereto or result therefrom, Borrower may make distributions to CCI (i) to the extent necessary to permit CCI to pay ordinary general administrative costs and expenses, (ii) to the extent necessary to permit CCI to discharge the consolidated tax liabilities of CCI attributable to Borrower and the Subsidiaries of Borrower, (iii) to the extent necessary to permit CCI to pay cash in lieu of fractional shares of common stock pursuant to the terms of any options, warrants or other rights to acquire shares of any class of capital Stock of CCI, in an aggregate amount which does not exceed $150,000 in the aggregate during any fiscal year of Borrower; and (iv) to the extent necessary to permit CCI to pay interest, principal and mandatory repurchases under the Unsecured Notes and the Unsecured Notes Indenture in accordance with the terms thereof, and only to the extent required thereby, as and when the same come due; and

                   (d) provided that there has not occurred a Default or Event of Default which is continuing, no Default or Event of Default would exist after giving effect thereto or result therefrom, and after giving effect thereto Borrower would have Availability and unrestricted immediately available cash on hand of at least $50,000,000:

                             (i)     CCI may make regularly scheduled ordinary
dividend payments on the Series B Preferred Stock, no par value, of CCI, in accordance with the terms thereof, and only to the extent required thereby, as and when the same come due; and

                             (ii)    Borrower may make distributions to CCI (A)
to the extent necessary to permit CCI to pay amounts required for any repurchase, redemption or other acquisition or retirement for value of any capital Stock of CCI or any options or rights to acquire such capital Stock owned by any director, officer or employee of CCI pursuant to any management equity subscription agreement or similar agreement, or otherwise upon death, disability, retirement or termination of employment or departure from the board, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired capital Stock of CCI or options shall not exceed in the aggregate $500,000 in any calendar year.

         7.12 Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

         7.13 Investments. Directly or indirectly establish, make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) any Subsidiary or the acquisition of securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or investments to or in a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person; except for (i) Permitted Acquisitions, (ii) investments made by CCI to Borrower, (iii) provided that there has not occurred a Default or Event of Default which is continuing and no Default or Event of Default would exist after giving effect thereto or result therefrom, investments made by Borrower or CCI to any Subsidiary of Borrower, (iv) investments in money market instruments which have an average maturity of 365 days or less and are rated at least "A-1" by Standard and Poor's Ratings Corporation or "P-1" by Moody's Investors Service, (v) the Indebtedness permitted under Section 7.1, (vi) loans to employees of any of the Loan Parties
                -----------
in an aggregate principal amount not to exceed $500,000 in the aggregate at any time outstanding, (vii) provided that there has not occurred a Default or Event of Default which is continuing and no Default or Event of Default would exist after giving effect thereto or result therefrom and after giving effect thereto Borrower would have Availability and unrestricted immediately available cash on hand of at least $50,000,000, other investments in an aggregate amount not to exceed $1,000,000, and (viii) Borrower's investment in existence on the date of this Agreement of less than 1% of the issued and outstanding common Stock of Cavion Technologies, Inc., a Colorado corporation.

         7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate; except for (a) any transaction between Borrower and any Loan Party in the ordinary course of business, (b) reasonable and customary indemnifications paid to members of the Boards of Directors of CCI, Borrower and any Subsidiary of Borrower, (c) director, officer and other employee of CCI, Borrower and any Subsidiary of Borrower compensation and other customary arrangements entered into in the ordinary course of business as currently conducted which do not violate Section 7.16 and are approved by the
                                         ------------
Board of Directors of CCI, (d) the transactions existing on the Closing Date which are described on Schedule 7.14, (e) the payments permitted to be paid to
                       -------------
by Borrower to CCI under Section 7.11 above, and (f) loans or advances to
                         ------------
officers or employees of any Loan Party for reasonable moving, business entertainment and business travel expenses, drawing accounts and similar expenditures made in the ordinary course of business as currently conducted which are permitted under Section 7.13.
                          ------------

         7.15 Suspension. Suspend or go out of a substantial portion of its business.

         7.16 Compensation. Increase the annual fee or per-meeting fees paid to directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 115% of that paid, accrued or targeted in the prior year.

         7.17 Use of Proceeds. Use the proceeds of the Advances made hereunder for any purpose other than (a) on the Initial Advance Effective Date,
(i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Deutsche Financial Services Corporation, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

         7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time on or after the Initial Advance Effective Date be stored with a bailee, warehouseman, or similar party without Agent's prior written consent unless such party shall have executed a Collateral Access Agreement in favor of Agent covering such Inventory and Equipment located at such location.

         7.19 No Prohibited Transactions Under ERISA. Directly or indirectly:

                   (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                   (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                   (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                   (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                   (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

                   (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                   (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                   (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $250,000.


         7.20      Tangible Net  Worth.   Fail to maintain Tangible Net Worth as
of any date set forth below of at least the corresponding amount set forth below:

                    Period                                     Amount
                    ------                                     ------

       June 30, 2000                                         $41,400,000

       September 30, 2000                                    $16,250,000

       December 31, 2000                                    <$6,600,000>

       March 31, 2001                                       <$34,000,000>

       June 30, 2001                                        <$58,800,000>

       September 30, 2001                                   <$76,650,000>

       December 31, 2001                                    <$90,450,000>

       March 31, 2002                                       <$102,000,000>

June 30, 2002 and the last day of each September,           <$102,000,000>
 December, March and June thereafter


         7.21      Capital Expenditures.   Make capital expenditures in any
period set forth below in excess of the corresponding amount set forth below:


                     Period                        Amount
                     ------                        ------

January 1, 2000 through December 31, 2000       $56,000,000

January 1, 2001 through December 31, 2001       $65,000,000

January 1, 2002 through December 31, 2002       $75,000,000

Each calendar year commencing on or after       $82,000,000
January 1, 2002

         7.22 Benefit Plans. Directly or indirectly establish, maintain or contribute to any Benefit Plan, except for those described on Schedule 5.13
                                                                 -------------
as the same are in effect on the date of this Agreement.

  8.  EVENTS OF DEFAULT.

      Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrower or any other Loan Party fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations); provided, however, that in the case of Overadvances that are caused by the charging of interest, fees or Lender Group Expenses to the Loan Account, such event shall not constitute an Event of Default if, within 5 Business Days of incurring such Overadvance, Borrower or any other Loan Party repays, or otherwise eliminates such Overadvance;

         8.2 (a) If Borrower or any other Loan Party fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 6.2 (Collateral Reporting) or Section 6.3 (Financial
             -----------                           -----------
Statements, Reports, Certificates) of this Agreement and such failure continues for a period of 5 Business Days; (b) If Borrower or any other Loan Party fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 4.4 (Delivery of Additional
                                    -----------
Documentation Required), Section 6.4 (Tax Returns), Section 6.6 (Returns),
                         -----------                -----------
Section 6.7 (Title to Equipment), Section 6.9 (Taxes), Section 6.12 (Location of
-----------                       -----------          ------------
Inventory and Equipment), Section 6.13 (Compliance with Laws), Section 6.14
                          ------------                         ------------
(Employee Benefits), or Section 6.15 (Leases) of this
                        ------------

Agreement and such failure continues for a period of 5 Business Days following the earlier of (i) the date upon which Borrower or any other Loan Party first became aware of the occurrence of such failure or neglect, or (ii) the date on which Borrower is notified in writing of such failure or neglect by Agent or any of the Lender Group; (c) If Borrower or any other Loan Party fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Loan Documents (except for any such term, provision, condition, covenant or agreement that is the subject of subclause (a), (b) or (d) of this Section 8.2 or is the subject
                                                 -----------
of another provision of this Section 8, in which event such other subclause or
                             ---------
provision, as the case may be, shall govern) and such failure continues for a period of 15 Business Days (without duplication, and without addition thereto, of any grace periods, cure periods or required notices, if any, provided for in such Loan Document) following the earlier of (i) the date upon which Borrower or any other Loan Party first became aware of the occurrence of such failure or neglect, or (ii) the date on which Borrower is notified in writing of such failure or neglect by Agent or any of the Lender Group; or (d) If Borrower or any other Loan Party fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in any other term, provision, condition, covenant, or agreement contained in Section 2.7
                                                          -----------
(Collection of Accounts), Section 2.9 (Designated Account), Section 4.1 (Grant
                          -----------                       -----------
of Security Interest), Section 4.2 (Negotiable Collateral), Section 4.3
                       -----------                          -----------
(Collection of Accounts, General Intangibles, and Negotiable Collateral),
Section 4.5 (Power of Attorney), Section 4.6 (Right to Inspect), Section 6.10
-----------                      -----------                     ------------
(Insurance), Section 6.11 (No Setoffs of Counterclaims), Section 6.17 (Certain
             ------------                                ------------
Notices), or Section 7 (Negative Covenants) of this Agreement; in each case,
             ---------
other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other
                                         ---------
provision of this Section 8 shall govern; provided that, during any period of
                  ---------               --------
time that any such failure or neglect of Borrower or such other Loan Party referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, neither Agent nor any Lender shall be required during such period to make Advances to Borrower or issue any Letter of Credit;
         8.3       If there is a Material Adverse Change;

         8.4 If any material portion of Borrower's or any other Loan Party's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

         8.5 If an Insolvency Proceeding is commenced by Borrower or any other Loan Party;

         8.6 If an Insolvency Proceeding is commenced against Borrower or any other Loan Party and any of the following events occur: (a) Borrower or such Loan Party consents to the institution of the Insolvency Proceeding against it;
(b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided,
                                                                     --------
however, that, during the pendency of such period, Agent, Foothill, and any
-------
other member of the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or such Loan Party, as the case may be; or (e) an order for relief shall have been issued or entered therein;

         8.7 If Borrower or any other Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's or any other Loan Party's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any other Loan Party's properties or assets and the same is not paid on the payment date thereof (except to the extent that the same is the subject of a Permitted Protest);

         8.9 If a judgment or other claim, in excess of $100,000 individually or in the aggregate, becomes a Lien or encumbrance upon any material portion of Borrower's or any other Loan Party's properties or assets and such Lien or encumbrance remains unpaid or the enforcement or execution thereof is not bonded and stayed in an amount and manner satisfactory to Agent;

         8.10 If there is (a) a default in any material agreement to which Borrower or any other Loan Party is a party with one or more third Persons which reasonably could be expected to result in a Material Adverse Change, or (b) any default under the Unsecured Notes or the Unsecured Notes Indenture which results in a right by any one or more Persons, irrespective of whether exercised, to accelerate the maturity of Borrower's or any other Loan Party's obligations thereunder or require any payment or redemption thereunder other than regularly scheduled payments of interest when due in accordance with the terms thereof, or
(c) any occurrence or existence of any event or condition which results in a right of any one or more Persons, irrespective of whether exercised, to require any payment or redemption (other than payments or redemptions payable only in shares of common Stock of CCI or Series B Senior Cumulative Convertible Preferred Stock of CCI) on, of or with respect to any shares of the Series B Preferred Stock other than regularly scheduled payments of ordinary dividends when due in accordance with the terms thereof;

         8.11 If Borrower or any other Loan Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, certificate, or report made to the Lender Group by Borrower any other Loan Party, or any officer, employee, agent, or director of Borrower, or any other Loan Party, or if any such warranty or representation is withdrawn;

         8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding; or

         8.14 If there occurs or exists any (a) "Change of Control" as such term is defined in the Unsecured Notes Indenture or (b) any "Change of Control" as such term is defined in the Articles of Amendment to the Amended and Restated Articles of Incorporation of Convergent Communications, Inc. filed with the Secretary of State of the State of Colorado on or about April 18, 2000 which designate the Series B Preferred Stock and have been provided by Borrower to Agent prior to the date of this Agreement.

     9.  THE LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrower:

                   (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                   (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

                   (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Agent's rights and security interests, for the benefit of the Lender Group, in the Collateral and without affecting the Obligations;

                   (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                   (e) Cause Borrower to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

                   (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                   (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Lockbox Accounts), or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

                   (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                   (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, sell (in the manner provided for herein), bill as to and effect collection of the Personal Property Collateral. Borrower hereby grants to Agent a license and right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, selling, billing as to and collection of any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                   (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                   (k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                            (1) Agent shall give Borrower and each holder of a
security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                            (2)  The notice shall be personally delivered or
mailed, postage prepaid, to Borrower as provided in Section 12, at least 5 days
                                                    ----------
before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;

                            (3)  If the sale is to be a public sale, Agent also
shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                   (l) The Lender Group may credit bid and purchase at any public sale;

                   (m) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

                   (n) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

         9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

  10.    TAXES AND EXPENSES.

         If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10,
                                                                ------------
and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

  11.    WAIVERS; INDEMNIFICATION.

         11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

         11.2 The Lender Group's Liability for Collateral. Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under Section 9207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and
(b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

         11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified
                              ------------
Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the other Obligations.

  12.    NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the relevant party at its address set forth below:

  If to Borrower:                       CONVERGENT COMMUNICATIONS
                                        SERVICES, INC.
                                        400 Inverness Drive South, Suite 400
                                        Englewood, Colorado 80112
                                        Attn:  Legal Department
                                        Fax No. 303.749.2822

  with copies to:                       GIBSON, DUNN & CRUTCHER LLP
                                        1801 California Street, Suite 4200
                                        Denver, Colorado
                                        Attn:  Richard M. Russo, Esq.
                                        Fax No. 303.313.2838

  If to Agent or
  the Lender Group
  in care of Agent:                     FOOTHILL CAPITAL CORPORATION
                                        11111 Santa Monica Boulevard
                                        Suite 1500
                                        Los Angeles, California 90025-3333
                                        Attn:  Business Finance Division Manager
                                        Fax No. 310.478.9788

  with copies to:                       PATTON BOGGS LLP
                                        2001 Ross Avenue
                                        Suite 3000
                                        Dallas, Texas  75201
                                        Attn:  James C. Chadwick, Esq.
                                        Fax No. 214.758.1550

  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this Section 12, other
                                                              ----------
than notices by the Lender Group in connection with Sections 9504 or 9505 of the Code, shall be deemed received (a) if delivered in person, when received; (b) if delivered by telefacsimile, on the date of transmission, answerback received, if transmitted on a Business Day before 3:00 p.m. (California time), or, if not, on the next succeeding Business Day following such transmission, answerback received; (c) if delivered by overnight courier that obtains signed proof of delivery, two (2) Business Days after delivery to such courier properly addressed; or (d) if by registered or certified mail, upon receipt. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

  13.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

         THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

         THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY
               --------  -------
COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY
                --------------------
PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.
                                              ----------

BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14.  DESTRUCTION OF BORROWER'S DOCUMENTS.

          All documents, schedules, invoices, agings, or other papers delivered to any one or more members of the Lender Group may be destroyed or otherwise disposed of by such member of the Lender Group 4 months after they are delivered to or received by such member of the Lender Group, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

      15.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

           15.1  Assignments and Participations.

                 (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more assignees (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal
            --------  -------
solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent an Assignment and Acceptance ("Assignment and Acceptance") in form and substance satisfactory to Agent; and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                 (b) From and after the date that Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof)
                                                          ------------
and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

                 (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
                                    --- -----

                 (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the originating Lender's obligations
             --------  -------
under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

                 (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

                 (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

           15.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided,
                                                                 --------
however, that Borrower may not assign this Agreement or any rights or duties
-------
hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 15.1 hereof and, except as expressly required
                       ------------
pursuant to Section 15.1 hereof, no consent or approval by Borrower is required
            ------------
in connection with any such assignment.

     16.  AMENDMENTS; WAIVERS.

          16.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent
             --------  -------
shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agent, do any of the following:

                (a) increase or extend the Commitment of any Lender;

                (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder;

                (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                (g) release Collateral other than as permitted by Section 17.11;
                                                                  -------------

                (h) increase the sublimit for credit available against Eligible Inventory (currently contained in clause (y) of Section 2.1(a));
                                                --------------

                (i) change the definition of "Required Lenders";

                (j) release Borrower from any Obligation for the payment of money; or

                 (k) amend any of the provisions of Article 17.
                                                    ----------


and, provided further, however, that no amendment, waiver or consent shall,
     -------- -------  -------
unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, provided further, however,
                                                      -------- -------  -------
that no amendment, waiver or consent shall, unless in writing and signed by Foothill in its individual capacity as a Lender, affect the specific rights or duties of Foothill in its individual capacity as a Lender (as contrasted with rights or duties of Foothill as a member of the Lender Group) under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

          16.2 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

     17.  AGENT; THE LENDER GROUP.

          17.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Foothill as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other

Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article
                                                                        -------
17. The provisions of this Article 17 are solely for the benefit of Agent and
--                         ----------
the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the
                                        --------  -------
provisions of Section 17.10 hereof also shall be for the benefit of Borrower.
              -------------
Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances and the Letters of Credit, the Collateral, the Collections, and related matters; (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents;
(c) make Advances and the Letters of Credit, for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

          17.2 Delegation of Duties. Except as otherwise provided in this section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

          17.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

          17.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          17.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Agent shall take
                                                ------------
such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that
                                           ---------  --------  -------
unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

          17.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent

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

hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

     17.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be
                                 --------  -------
liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

     17.8 Agent in Individual Capacity. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to the Foothill Loans and Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity.

     17.9 Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 shall
                                                               ----------
inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

     17.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:

                     (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                     (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                     (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1001 as no longer valid.

                (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

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

          17.11  Collateral Matters.

                 (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7 of
                                                                   ---------
this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of
(y) if the release is of all or substantially all of the Collateral, of all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (1) Agent shall not be required
     -------------  --------  -------
to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                 (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

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

          17.12 Restrictions on Actions by Lenders; Sharing of Payments. (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                 (b)  Subject to Section 17.8, if, at any time or times any
                                 ------------
Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall
(1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received
        --------  -------
by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     17.13 Agency for Perfection. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     17.14 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:

                 If to Foothill:      The Chase Manhattan Bank
                                      ABA # 021-000-021
                                      Credit:  Foothill Capital Corporation
                                      Account No. 323-266193
                                      Re: Convergent Communications

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

or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

          17.15 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

          17.16 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By signing this Agreement, each Lender:

                 (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

                 (b) expressly agrees and acknowledges that neither Foothill nor Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                 (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;

                 (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential
                                                        ---- ----
or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by
                            --------  -------
applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for

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

disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                 (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) Any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof from Borrower; (y) To the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender; and (z) Any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

          17.17  Several Obligations; No Liability.   Notwithstanding that
certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall
                              ------------
have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

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

     18.  GENERAL PROVISIONS.

          18.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and each member of the Lender Group whose signature is provided for on the signature pages hereof.

          18.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

          18.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          18.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          18.5 Amendments in Writing. This Agreement can only be amended by a writing signed by Agent, the requisite Lenders, and Borrower.

          18.6 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The forgoing shall apply to each other Loan Document mutatis mutandis.

          18.7 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or such guarantor automatically shall be

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

revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

          18.8 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.


                         CONVERGENT COMMUNICATIONS
                         SERVICES, INC., a Colorado corporation


                         By: /s/ Brian R. Ervine
                            ____________________________________________
                            Brian R. Ervine
                            Executive Vice President and Chief Financial Officer



                         FOOTHILL CAPITAL CORPORATION,
                         a California corporation, as Agent for the Lenders


                         By: /s/ Rhonda Foreman
                            _____________________________________________
                            Rhonda Foreman
                            Senior Vice President


                         FOOTHILL CAPITAL CORPORATION,
                         a California corporation, as a Lender


                         By: /s/ Rhonda Foreman
                            _____________________________________________
                            Rhonda Foreman
                            Senior Vice President